UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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Alexander & Baldwin, Inc.
(Name of Registrant as Specified in Its Charter)

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ALEXANDER & BALDWIN

PARTNERS FOR HAWAIʻI

PROXY STATEMENT

2024

LETTER TO OUR SHAREHOLDERS

To the Shareholders of Alexander & Baldwin, Inc.:
You are invited to attend the 2024 Annual Meeting of Shareholders of Alexander & Baldwin, Inc. (“A&B” or the “Company”), to be held on Tuesday, April 23, 2024 at 8:00 a.m. Hawaii Standard Time in a virtual format by live audio webcast. Information on how to attend our virtual Annual Meeting is included in the Proxy Statement. We hope that you can join us.
Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote your shares. You may vote via the Internet, by telephone or by requesting a paper proxy card to complete and return by mail. Specific instructions for shareholders are included in the enclosed proxy or on a Notice of Internet Availability of Proxy Materials being distributed to shareholders on or around March 12, 2024.
Your vote is important and your shares should be represented. Thank you for your continued support of A&B.
Sincerely,

LANCE K. PARKER
President and Chief Executive Officer
March 12, 2024

NOTICE OF ANNUAL MEETING

822 Bishop Street • Honolulu, Hawaii 96813
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Meeting Agenda:
Tuesday, April 23, 2024
8:00 a.m., Hawaii Standard Time
Where:
The 2024 Annual Meeting will be held in a virtual format via live audio webcast.
Shareholders may attend virtually and participate in the Annual Meeting, and vote their shares electronically, by visiting www.meetnow.global/MGMGUUN. To participate in the Annual Meeting, a record shareholder will need to enter the 15-digit control number found on the proxy card.

1.Elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.Conduct an advisory vote on executive compensation;

3.Ratify the appointment of the independent registered public accounting firm for the ensuing year; and

4.Transact such other business as properly may be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on February 16, 2024 as the record date for the meeting. Owners of Alexander & Baldwin, Inc. stock at the close of business on that date are entitled to receive notice of and to vote at the meeting.
By Order of the Board of Directors,
ALYSON J. NAKAMURA
Vice President and Corporate Secretary
March 12, 2024
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE PROMPTLY VOTE VIA THE INTERNET OR BY TELEPHONE, OR REQUEST A PAPER PROXY CARD TO COMPLETE AND RETURN BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Alexander & Baldwin, Inc. to be held on April 23, 2024:

This Proxy Statement and our 2023 Annual Report are available at www.envisionreports.com/ALEX

SUMMARY INFORMATION
To assist you in reviewing this Proxy Statement, we would like to call your attention to key elements of this document. The following description is only a summary. For more information, please read the complete Proxy Statement.
Annual Meeting of Shareholders

When:	Tuesday, April 23, 2024, 8:00 a.m. Hawaii Standard Time
Where:	The 2024 Annual Meeting will be virtual, conducted entirely via live audio webcast
Record Date:	February 16, 2024
Voting:	Shareholders as of the record date are entitled to vote
Attendance:	Record shareholders must have the control number printed on their proxy card in order to access the virtual meeting. Shareholders who hold their shares through an intermediary must register and provide a Legal Proxy. Further information is included in this Proxy Statement.
Meeting Agenda

Agenda Item	Board Recommendation	Page Reference
Election of seven directors	FOR each director nominee	4
Advisory vote on executive compensation	FOR	46
Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR	47
Board Nominees
The following table provides summary information about each director nominee. Each director nominee is elected until the next Annual Meeting of Shareholders.

Name	Director Since	Occupation	Committees
Shelee M. T. Kimura	2023	President and Chief Executive Officer, Hawaiian Electric Company, Inc.	•Compensation
Diana M. Laing	2019	Retired CFO, American Homes 4 Rent	•Compensation, Chair •Audit •Nominating & Corporate Governance
John T. Leong	2020	Co-Founder & CEO of Kupu Co-Founder & CEO of Pono Pacific Land Management, LLC	•Audit
Thomas A. Lewis, Jr.	2017	Retired CEO, Realty Income Corporation	•Compensation
Lance K. Parker	2023	President and Chief Executive Officer, Alexander & Baldwin, Inc.	—

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

i

Name	Director Since	Occupation	Committees
Douglas M. Pasquale	2012	Founder & CEO of Capstone Enterprises Corporation	•Audit, Chair •Nominating & Corporate Governance
Eric K. Yeaman	2012	Founder & Managing Partner, Hoku Capital LLC	•Audit •Nominating & Corporate Governance, Chair
Executive Compensation Linked to Performance
2023 results reflected the strong performance of A&B's high-quality portfolio of grocery-anchored retail, industrial and ground lease assets. The Commercial Real Estate ("CRE") portfolio grew its Same-Store Net Operating Income ("NOI") by just under 7% year over year (excluding collections of previously reserved amounts). Leasing activity remained robust, finishing the year with total leased occupancy of 95%. Comparable new and renewal leasing spreads for the improved portfolio were 8.0% and 7.6%, respectively. In addition, we significantly advanced our simplification strategy, selling Grace Pacific LLC ("Grace Pacific"), our materials and construction subsidiary, and related assets. We completed the Manoa Marketplace revitalization. We also continued to expand our photovoltaic ("PV") program, adding a second project at Kaka'ako Commerce Center, to our 1.3 megawatt PV system at Pearl Highlands Center, one of the largest solar rooftop installations in the state. Our balance sheet continues to be a core strength of the Company, and we repurchased over 180,000 shares of A&B common stock.
In addition to strong performance in 2023, the Company continued to focus on corporate responsibility and good governance in executive pay programs, all of which are described in further detail in this Proxy Statement.
The Company firmly believes in pay for performance and aligning pay with shareholder interests and the Company’s business objectives. Accordingly, the majority of executive compensation is tied to performance. As displayed in the charts below, in 2023, 76% and 77% of the target compensation for our current President and Chief Executive Officer (“CEO”), Lance Parker, and former President and CEO, Christopher Benjamin, respectively, were in the form of performance-based pay, consisting of annual incentives (cash) and long-term incentives (equity), with the remaining 24% and 23% set as fixed pay. For our other Named Executive Officers (“NEOs”), 62% of their target compensation was performance-based with the remaining 38% set as fixed pay. The pay mix for our NEOs reflect the core of our ongoing pay program (i.e., base salary, annual cash incentive and long-term incentives) and does not include the additional incentive applicable only to one NEO that is described later in this Proxy Statement.
All elements of executive compensation are generally targeted at the 50th percentile of market pay data. In 2023, our executive compensation program received strong support from shareholders with over 97% of Say-on-Pay votes cast in favor of the program.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

* Christopher Benjamin served as President and CEO through June 30, 2023; his percentage was calculated using his annualized cash compensation and 2023 equity award. Lance Parker was appointed President and CEO effective July 1, 2023; Jeffrey Pauker was appointed Executive Vice President and Chief Investment Officer ("EVP & CIO") effective May 1, 2023. Percentages for Mr. Parker and Mr. Pauker were calculated using their annualized cash compensation in their new roles and 2023 equity awards.
We encourage you to read our Compensation Discussion and Analysis (“CD&A”), which begins on page 20 and describes our pay for performance philosophy and each element of compensation. Our Board of Directors recommends approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the CD&A and “Proposal No. 2: Advisory Vote on Executive Compensation” beginning on page 46.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

PROXY STATEMENT
ANNUAL MEETING INFORMATION

Why am I receiving these materials?
The Board of Directors of Alexander & Baldwin, Inc. (“A&B” or the “Company”) is soliciting proxies for the Annual Meeting of Shareholders to be held on April 23, 2024 and at any adjournment or postponement of the meeting (the “Annual Meeting”).

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

On or around March 12, 2024, we mailed to our shareholders (other than to certain street name shareholders or those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing and reviewing on the Internet all of our proxy materials, including this Proxy Statement and our 2023 Annual Report to Shareholders. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials on the Internet. This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources.

How can I request a paper copy of these materials?

You will not receive a printed copy of the proxy materials unless you request it. If you would prefer to receive printed proxy materials, please follow the instructions for requesting such materials contained in the Notice of Internet Availability of Proxy Materials. This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources.

Can I vote using the Internet?

The Notice of Internet Availability of Proxy Materials also provides instructions for voting your shares using the Internet.

Who is entitled to vote at the Annual Meeting?

Shareholders of record at the close of business on February 16, 2024 are entitled to notice of and to vote at the Annual Meeting. On that date, there were 72,592,147 shares of common stock outstanding, each of which is entitled to one vote.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Why is the 2024 Annual Meeting of Shareholders being held virtually?
Holding a virtual Annual Meeting allows shareholders who are located outside of Hawaii to participate. We have designed the virtual Annual Meeting to ensure that shareholders are given the same rights and opportunities to participate in the meeting as they would at an in-person meeting, using online tools to facilitate shareholder access and participation.

How will I be able to participate in the virtual 2024 Annual Meeting of Shareholders?
Record shareholders may join the virtual 2024 Annual Meeting using the 15-digit control number provided on their proxy card or Notice of Internet Availability of Proxy Materials and logging on to www.meetnow.global/MGMGUUN.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance and provide Computershare, our transfer agent, a Legal Proxy from your bank or broker by 5:00 p.m. Eastern Time on April 18, 2024. Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:
Computershare
Alexander & Baldwin Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on April 18, 2024. You will receive a confirmation of your registration by email after we receive your Legal Proxy.
Shareholders have the same rights and opportunities to participate in the meeting as they would at an in-person meeting through on-line tools that facilitate shareholder access and participation. Only shareholders are invited to attend the meeting.

Will there be a question and answer session?
You will be able to ask questions and vote your shares during the virtual meeting. Questions must comply with the Annual Meeting procedures and be pertinent to A&B and the meeting matters. If you wish to submit a question during the meeting, log in to the virtual meeting website, type your question in to the “Ask a Question” field and click “Submit.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

What if I have technical questions?
If you need technical support prior to and during the meeting you may contact customer support at (888) 724-2416. In addition, a link on the meeting page will provide further assistance should you need it during the meeting. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones). Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time.

What is the voting requirement to approve each of the proposals?
Provided a quorum is present, a majority of the votes cast will be necessary for the election of directors, the ratification of the appointment of the independent registered public accounting firm, and the approval, on an advisory basis, of our executive compensation.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

What effect do abstentions and broker non-votes have on the proposals?
Abstentions and broker non-votes will be included for purposes of establishing a quorum at the Annual Meeting. However, abstentions and broker non-votes will have no effect on the voting results for any matter, as they are not considered to be votes cast.

Who will bear the cost of soliciting votes for the Annual Meeting?
Officers, employees and directors of A&B and its subsidiaries may, without additional compensation, solicit proxies by telephone or by other appropriate means. Arrangements also will be made with brokerage firms and other persons that are record holders of A&B’s common stock to forward proxy soliciting material to the beneficial owners of the stock, and A&B will reimburse those record holders for their reasonable expenses. A&B has retained the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost of $11,500 plus reasonable out-of-pocket expenses.

May I change my vote or revoke my proxy?
You may revoke your proxy or change your vote any time before it is voted at the Annual Meeting by:
•Filing a written revocation with the Corporate Secretary;
•Submitting a later-dated proxy or a later-dated vote by Internet or telephone; or
•Voting at the Annual Meeting.

When were the Proxy Statement materials made publicly available?
This Proxy Statement and the enclosed proxy are being mailed to shareholders and are being made available on the Internet at www.alexanderbaldwin.com on or about March 12, 2024.

What do the references to the term “A&B Predecessor” mean in this document?
References in this Proxy Statement to “A&B Predecessor” mean Alexander & Baldwin, Inc. prior to its separation from Matson, Inc. on June 29, 2012. A&B converted to a real estate investment trust (“REIT”) in 2017.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS
In line with best practices, A&B’s directors stand for election annually, and elections are conducted using a majority voting standard in uncontested elections. We ask for your voting support for our seven directors named below, to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.
Director Nominees and Qualification of Directors. The nominees of the Board of Directors are the seven persons named below. All nominees are current members of the Board of Directors. The Board of Directors believes that all nominees will be able to serve. However, if any nominee should decline or become unable to serve for any reason, shares represented by proxy will be voted for the replacement person nominated by the Board of Directors, or the Board may choose to reduce the number of directors serving on the Board. Each director nominee identified below was unanimously nominated by the Board at the recommendation of the Nominating and Corporate Governance Committee.
Below are the names, ages (as of March 31, 2024), and principal occupations of each person nominated by the A&B Board, their business experience during at least the last five years, the year each first was elected or appointed a director and qualifications of each director.
Our Nominating Committee is focused on creating a Board that consists of members that have a diversity of professional experience and a combined skill set to help oversee our business effectively. The Board weighs the alignment of Board capabilities with the needs of A&B as part of the Board’s self-assessment process. The Nominating Committee’s processes for selecting director nominees are described in greater detail in “Board of Directors Information” below.
Our Board members have a diverse range of perspectives and are knowledgeable about our businesses. Each director contributes in establishing a board climate of trust and respect, where deliberations are open and constructive.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

The following skills matrix represents the diverse skill sets of our seven directors being proposed for re-election:
Directors' Skills Matrix

Extensive Experience - X; Moderate Experience - O

Name	Commercial Real Estate/ REIT	Executive Leadership	Finance/ Accounting	Other Public Company Board	Hawaii Market/ Community Knowledge	Technology/ Cybersecurity	Environmental	Risk Management	Female	Ethnically Diverse
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
Shelee M. T. Kimura		X	X	X	X	O	X	X	Yes	Yes
Diana M. Laing	X	X	X	X	O	O	O	X	Yes
John T. Leong	O	X	X		X	O	X	X		Yes
Thomas A. Lewis	X	X	X	X	X			X
Lance K. Parker	X	X	O		X		O	X		Yes
Douglas M. Pasquale	X	X	X	X	O	O	O	X
Eric K. Yeaman	X	X	X	X	X	O	O	X		Yes

(1) Experience in the real estate and/or real estate investment trust ("REIT") industries, including experience with leasing, acquisitions, sales, financing, tax laws and operation of commercial real estate and REITs
(2) Experience in leadership role as CEO, President or other key executive position of another company and/or institution
(3) Financial or accounting experience and an understanding of financial reporting, internal controls, compliance requirements and investor relations
(4) Experience as a board member or extensive participation as senior executive management of another public company
(5) Familiarity with and understanding of Hawaii's unique real estate market, culture, and community issues
(6) Experience with technology and cybersecurity issues
(7) Experience with environmental issues, including climate-related and sustainability matters
(8) Experience in identifying, managing and mitigating enterprise risks, including strategic, regulatory, operational and financial risks
(9) Identifies as female
(10) Identifies as a member of an ethnic minority (non-White/Caucasian)
Highlights of the Director Nominees

✓	Commitment to strong corporate governance	✓	Focus on long-term value creation
✓	High ethical standards	✓	Diversity
✓	Operating segment expertise	✓	Knowledge of and involvement in Hawaii

In selecting nominees, the Board has considered the factors noted above, the current mix of skills and experience represented by our directors, and the qualifications of each nominated director as follows.

Shelee M. T. Kimura Age: 50 Director Since: 2023
•President, Chief Executive Officer and Director of Hawaiian Electric Company, Inc. ("HECO") since January 2022
•Senior Vice President of Customer Service and Public Affairs of HECO from October 2020 through December 2021
•Senior Vice President of Customer Service of HECO from February 2019 through October 2020

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

•Senior Vice President of Business Development and Strategic Planning of HECO from January 2017 through February 2019
•Vice President, Corporate Planning & Business Development of HECO from May 2014 through January 2017
•Manager, Investor Relations and Strategic Planning of Hawaiian Electric Industries, Inc. ("HEI") (NYSE:HE) from November 2009 through July 2014
Director Qualifications: As President and Chief Executive Officer of HECO, which serves the energy needs of 95% of Hawaii's population, Ms. Kimura brings to the Board experience in managing a complex business organization. She also has financial and accounting expertise, with a background as a consulting manager at Arthur Andersen LLP and its successor firm. Ms. Kimura also has board experience, including her service on various corporate and non-profit boards, and is knowledgeable about Hawaii and A&B’s operating markets through her involvement in the Hawaii business community and local community organizations.

Diana M. Laing Age: 69 Director Since: 2019

•Interim Chief Financial Officer of A&B from November 2018 through May 2019 and Interim Executive Vice President of A&B from October 2018 through May 2019
•Chief Financial Officer of American Homes 4 Rent (NYSE:AMH) from May 2014 through June 2018
•Chief Financial Officer of Thomas Properties Group, Inc. from May 2004 through December 2013
•Director of CareTrust REIT, Inc. (Nasdaq:CTRE) since January 2019
•Director of Host Hotels (Nasdaq:HST) since October 2022
•Director of Spirit Realty Capital, Inc. (NYSE:SRC) from August 2018 through January 2024
•Director of The Macerich Company (NYSE:MAC) from October 2003 through December 2022
Director Qualifications: As former Chief Financial Officer of American Homes 4 Rent, a REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties, as well as the former Chief Financial Officer of a number of other publicly-traded REITs, Ms. Laing contributes in-depth REIT experience, as well as experience in finance, accounting and managing a complex business organization. She has been designated by the Board of Directors as an Audit Committee Financial Expert. She also has board experience, including her service on the boards of other publicly traded companies.

John T. Leong Age: 46 Director Since: 2020

•Co-Founder and Chief Executive Officer of Kupu (a non-profit entity focused on conservation and youth education) since January 2007
•Co-Founder and Chief Executive Officer of Pono Pacific Land Management, LLC (“Pono Pacific”) since August 2000
Director Qualifications: As Co-Founder and Chief Executive Officer of both Kupu and Pono Pacific, Mr. Leong brings to the Board experience in non-profit, environmental and community matters. In addition, he has commercial real estate experience and expertise through his family’s real estate holdings. Mr. Leong also has board experience, including his service on various corporate and non-profit boards, and is knowledgeable about Hawaii and A&B’s operating markets through his involvement in the Hawaii business community and local community organizations.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Thomas A. Lewis, Jr. Age: 71 Director Since: 2017
•Vice Chairman of the Board of Realty Income Corporation (NYSE:O) (“Realty Income”) from September 1993 to May 2014; Chief Executive Officer of Realty Income from February 1997 through September 2013
•Director of Sunstone Hotel Investors, Inc. (NYSE:SHO) from May 2006 through April 2021
Director Qualifications: As former Chief Executive Officer and Vice Chairman of Realty Income, one of the nation’s largest and most successful REITs, Mr. Lewis contributes in-depth REIT experience, as well as experience in finance, accounting and managing a complex business organization. He also has board experience, including his service on the boards of other publicly traded companies. He is knowledgeable about Hawaii, having spent his teen and collegiate years on Oahu, and is a part-time resident.

Lance K. Parker Age: 50 Director Since: 2023
•Chief Executive Officer and Director of A&B since July 2023
•President of A&B since January 2023
•Chief Operating Officer of A&B from November 2021 through June 2023
•President of A & B Properties Hawaii, LLC ("ABP") since September 2015
•Executive Vice President of A&B from March 2018 through December 2022
•Chief Real Estate Officer of A&B, October 2017 through October 2021
•Senior Vice President of ABP from June 2013 through August 2015
Director Qualifications: As a member of A&B’s senior management team for over a decade, Mr. Parker, who is the President and Chief Executive Officer of A&B, brings to the Board an in-depth knowledge of all aspects of the Company’s real estate operations, including commercial real estate and real estate development. He is knowledgeable about Hawaii and A&B’s operating markets through his involvement in the Hawaii business community and local community organizations.

Douglas M. Pasquale Age: 69 Director Since: 2012 Lead Independent Director since 2018
•Founder and Chief Executive Officer of Capstone Enterprises Corporation (investment and consulting firm) since January 2012
•Interim Chief Executive Officer of Sunstone Hotel Investors, Inc. (NYSE:SHO) (“Sunstone”) from September 2021 to March 2022; Executive Chairman of the Board of Sunstone from March 2022 through September 2022; director of Sunstone since November 2011
•Senior Advisor to HCP, Inc. (healthcare REIT) from June 2017 through December 2019
•Director of Ventas, Inc. (NYSE:VTR) (“Ventas”) (healthcare REIT) from July 2011 through May 2017
•Senior Advisor to the Chief Executive Officer of Ventas from July 2011 through December 2011, upon Ventas’s acquisition of Nationwide Health Properties, Inc. (formerly NYSE:NHP) (“NHP”) in July 2011

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

•Chairman of the Board, President and Chief Executive Officer of NHP (healthcare REIT) from May 2009 to July 2011; President and Chief Executive Officer of NHP from April 2004 to July 2011; Executive Vice President and Chief Operating Officer of NHP from November 2003 to April 2004
•Director of NHP from November 2003 through July 2011
•Director of Terreno Realty Corporation (NYSE:TRNO) since February 2010
•Director of Dine Brands Global, Inc. (NYSE:DIN) since March 2013
Director Qualifications: As Chief Executive Officer of Capstone Enterprises and as former President, Chief Executive Officer and Chairman of the Board of Nationwide Health Properties, Inc., Mr. Pasquale contributes in-depth REIT experience, as well as experience in finance, accounting and managing a complex business organization. This experience has provided Mr. Pasquale with financial expertise, and he has been designated by the Board of Directors as an Audit Committee Financial Expert. He also has board experience, including his service on the boards of other publicly traded companies.

Eric K. Yeaman Age: 56 Director Since: 2012 Chairman of the Board since October 2020
•Founder and Managing Partner, Hoku Capital LLC (strategic advisory services) since August 2019
•President and Chief Operating Officer of First Hawaiian, Inc. (Nasdaq:FHB) from August 2016 through August 2019
•President, Chief Operating Officer and Director of First Hawaiian Bank from June 2015 through August 2019
•President and Chief Executive Officer of Hawaiian Telcom Holdco, Inc. (Nasdaq:HCOM) (“Hawaiian Telcom”) (telecommunications) from June 2008 to June 2015
•Director of Hawaiian Telcom from June 2008 to July 2018
•Chief Operating Officer of HECO. from January 2008 through June 2008
•Financial Vice President, Treasurer and Chief Financial Officer of Hawaiian Electric Industries, Inc. from January 2003 through January 2008
•Chief Operating Officer and Chief Financial Officer of The Kamehameha Schools from 2000 to January 2003
•Director of Alaska Air Group, Inc., (NYSE:ALK) since November 2012
Director Qualifications: As former President and Chief Operating Officer of FHB and former Chief Executive Officer of Hawaiian Telecom, the state’s leading integrated communications company, Mr. Yeaman brings to the Board experience in managing complex business organizations. He also has financial and accounting expertise and has been designated by the Board of Directors as an Audit Committee Financial Expert. Mr. Yeaman has board experience, including his service on the boards of other publicly traded companies. He is knowledgeable about Hawaii and A&B’s operating markets through his involvement in the Hawaii business community and local community organizations.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

BOARD OF DIRECTORS INFORMATION
Corporate Governance Profile. Sound principles of corporate governance are a priority for A&B’s Board of Directors. Governance highlights include:
•A diverse, independent board: 29% women; 57% ethnically diverse; 86% independent
•Independent leadership, consisting of an independent, non-executive chair, a lead independent director and a chief executive officer
•Multiple skill sets represented on the board, as reflected in the skills matrix in the Director Nominees and Qualifications of Directors section of this Proxy Statement
•Annual election of directors
•A majority voting standard in uncontested director elections
•Shareholders can amend the bylaws with a majority vote
•Shareholders can call special meetings with a 10% vote
•No poison pill
•Meaningful director share ownership guidelines
•Annual board evaluations
•An Audit Committee composed of a majority of Audit Committee Financial Experts
•Mandatory retirement age of 72
•Average tenure of less than six years
•Robust shareholder engagement program
Shareholder Engagement. A&B values the views of its shareholders. During 2023, members of our management team met or offered to meet with shareholders who cumulatively owned approximately 72 percent of our stock to discuss our operations, corporate governance, environmental and social initiatives, and executive compensation, and to solicit feedback on these and a variety of other topics. Shareholder perspectives are shared with the Board.
Director Independence. The Board has reviewed each of its current directors and nominees and has determined that Messrs. Leong, Lewis, Pasquale and Yeaman and Mses. Kimura and Laing are independent under New York Stock Exchange (“NYSE”) rules. In making its independence determinations, the Board considered Ms. Laing's status as a former interim officer of A&B for seven months from November 2018 through May 2019. The Board also previously determined that Michele K. Saito, who served as a director until June 2023, satisfied the independence requirements of the NYSE listing standards.
Board Leadership Structure. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. It understands that there is no single approach to providing Board leadership and that the right Board leadership structure may vary as circumstances warrant.
The Board currently has a separate non-executive Chairman, a CEO and a Lead Independent Director. At this time, the Board believes that a separate Chairman is beneficial in providing oversight and leadership in handling board responsibilities. This also allows our CEO to focus on Company strategy and business operations. The Lead Independent Director’s duties include consulting with the Chairman of the Board on agendas and meeting schedules, facilitating the process for the Board’s self-evaluation, presiding at Board meetings in the absence of the Chairman or over matters on which the Chairman may be conflicted, and consulting with the Chairman on key issues related to the Company.
Mr. Yeaman serves as A&B's independent, non-executive Chairman of the Board, offering his extensive executive experience, knowledge of the Hawaii community, contributions on A&B’s Audit and Compensation Committees, board tenure, leadership abilities and integrity in that role. Mr. Pasquale serves in the role of Lead Independent Director, where he works closely with our Chairman and our CEO. The Board has determined that its leadership structure is appropriate for A&B at this time and enables Messrs. Yeaman, Pasquale and Parker to bring complementary skills and areas of expertise, while also creating an independent and effective Board.
Other Public Company Directorships. The Board recognizes the time commitments attendant to Board membership and expects that directors be fully committed to devoting the time necessary to fulfill their Board responsibilities. Under A&B’s Corporate Governance Guidelines, directors may sit on no more than four public company boards (including A&B’s). The Nominating and Corporate Governance Committee conducts an annual

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

review of director commitment levels in connection with its recommendation of directors for election to the Board at the annual meeting of stockholders, with consideration given to public company leadership roles and outside commitments. It also will consider the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member. The Committee has reviewed the 2024 director nominees and affirms that all directors are compliant at this time.
The Board’s Role in Strategy and Risk Oversight. The Board oversees the strategic direction of the Company. It has provided leadership on critical strategic issues, including focusing and growing the commercial real estate portfolio in Hawaii and the simplification of the Company’s business model. It receives regular strategic presentations from management and reviews and evaluates the Company’s strategic and operating plans, as appropriate.
The Board also has oversight of the risk management process, which it administers in part through the Audit Committee. One of the Audit Committee’s responsibilities involves discussing policies regarding risk assessment and risk management. Risk oversight plays a role in all major Board decisions and the evaluation of risk is a key part of the decision-making process. For example, the identification of risks and the development of sensitivity analyses are key requirements for capital requests that are presented to, and evaluated by, the Board.
This risk management process occurs throughout all levels of the organization, but is also facilitated through a formal process in which the Company identifies significant risks through regular discussions with all levels of management. Risk management is reflected in the Company’s compliance, auditing and risk management functions, and its risk-based approach to strategic and operating decision-making. Management reviews its risk management activities with the Audit Committee and the full Board of Directors on a regular basis. In addition, risk management perspectives from each of A&B’s business segments are included in the Company’s operating and strategic plans.

Cybersecurity and information security risks are among the risks discussed with the Audit Committee quarterly and reported to the full Board annually. Mandatory cybersecurity training is required annually for employees, and annual assessments of employee security awareness are performed. Cybersecurity reviews by a national security firm are conducted and insurance exists to cover information security risks.

The Board also provides oversight of ESG-related risks, which are described in the Corporate Responsibility, Sustainability and ESG section of this Proxy Statement.

The Board believes that its current leadership structure is conducive to the risk oversight process.
Pay Risk Assessment. The Compensation Committee reviews compensation policies, plans and structure for the Company’s executive group, to ascertain whether any of the compensation programs and practices create excessive risks or motivate risky behaviors that are reasonably likely to have a material adverse effect on the Company. Management has worked with the Compensation Committee to review the NEOs’ incentive plans and related policies and practices, and the overall structure and positioning of total pay, pay mix, the risk management process and related internal controls.
Based on its formal review process, the Compensation Committee concluded that there continues to be no material adverse effects due to pay risk. Management and the Compensation Committee concluded that A&B’s NEO compensation programs represent an appropriate balance of fixed and variable pay, cash and equity, short-term and long-term compensation, financial and non-financial performance, and an appropriate level of enterprise-wide risk oversight. The Company periodically reviews the compensation policies, plans and structure for the Company’s employees and, based on such review, our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Strong Compensation Risk Management
•Robust stock ownership guidelines
•Multi-year vesting periods of equity awards
•Capped incentive payments
•Use of multiple performance metrics across incentives
•Pay philosophy for all elements of pay targeted at the 50th percentile
•Reasonable payout tied to company and individual performance (e.g., incentive awards funding of 50% at threshold, 100% at target, 200% at maximum, with linear interpolation between each goal)
•50% of NEOs’ equity awards granted are performance-based, using multiple performance metrics (i.e., relative total shareholder return (“TSR”) and net debt to trailing 12 months consolidated adjusted EBITDA)
•Review of goal-setting by the Compensation Committee to ensure that goals are appropriate
•Mix of pay that is consistent with competitive practices for organizations similar in size and complexity
•Insider trading and hedging prohibitions
•Review realizable pay for performance analysis to determine pay design alignment with shareholders
•A compensation clawback policy
•Oversight by a Compensation Committee composed of independent directors

Board of Directors and Committees of the Board. The Board of Directors held seven meetings during 2023. At all regularly scheduled meetings, the independent directors of A&B met in executive sessions, led by the Chairman of the Board. In 2023, all directors were present at between 80 to 100% of the meetings of the A&B Board of Directors and Committees of the Board on which they serve. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is governed by a charter, which is available on the corporate governance page of A&B’s website, www.alexanderbaldwin.com. The information on or accessible through any website referenced herein is not incorporated into, and does not form a part of this Proxy Statement.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Shelee M. T. Kimura		Member
Diana M. Laing	Member	Chair	Member
John T. Leong	Member
Thomas A. Lewis, Jr.		Member
Lance K. Parker
Douglas M. Pasquale	Chair		Member
Eric K. Yeaman	Member		Chair
Audit Committee: The current members of the Audit Committee are:
•Mr. Pasquale, Chair
•Ms. Laing
•Mr. Leong
•Mr. Yeaman
The Board has determined that each member is independent under the applicable NYSE listing standards and SEC rules. In addition, the Board has determined that Mr. Pasquale, Mr. Yeaman and Ms. Laing are “audit committee financial experts” under SEC rules. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors and are summarized in the Audit Committee Report, which appears in this Proxy Statement. The Audit Committee met four times during 2023.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Compensation Committee: The current members of the Compensation Committee are:

•Ms. Laing, Chair
•Ms. Kimura
•Mr. Lewis
The Board has determined that each member is independent under the applicable NYSE listing standards. The Compensation Committee has general responsibility for management and other salaried employee compensation and benefits, including incentive compensation and stock incentive plans, and for making recommendations to the Board on director compensation. The Compensation Committee may form subcommittees and delegate such authority as the Committee deems appropriate, subject to any restrictions by law or listing standard. For further information on the processes and procedures for consideration of executive compensation, see the “Compensation Discussion and Analysis” section below. The Compensation Committee met five times during 2023.
Nominating and Corporate Governance Committee: The current members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) are:

•Mr. Yeaman, Chair
•Ms. Laing
•Mr. Pasquale
The Board has determined that each member is independent under the applicable NYSE listing standards. The functions of the Nominating Committee include recommending to the Board individuals qualified to serve as directors; recommending to the Board the size and composition of committees of the Board and monitoring the functioning of the committees; advising on Board composition and procedures; reviewing corporate governance issues; overseeing the annual evaluation of the Board; and ensuring that an evaluation of management is occurring. The Nominating Committee met four times during 2023.
Nominating Committee Processes. The Nominating Committee is responsible for recommending to the Board individuals qualified to serve as directors of the Company. The Nominating Committee believes that the minimum qualifications for serving as a director are high ethical standards, a commitment to shareholders, a genuine interest in A&B and a willingness and ability to devote adequate time to a director’s duties. The Nominating Committee also may consider other factors it deems to be in the best interests of A&B and its shareholders, such as business experience, financial expertise and knowledge and involvement in Hawaii communities and businesses.
Board Diversity: The Board believes that the Company benefits from having directors with a diversity of viewpoints, backgrounds and experiences. The Nominating Committee considers diversity with respect to gender, ethnicity, knowledge, skills, professional experience, education and expertise, and representation in industries and geographies relevant to the Company as important factors in its evaluation of candidates. Currently, of our seven directors, four are ethnically diverse and two are female. Board leadership also is diverse - the Chairman of the Board, who also chairs the Nominating and Corporate Governance Committee, is part Native Hawaiian and the Chair of the Compensation Committee is female. Our CEO also is part Native Hawaiian. Hawaii, where we have been headquartered for over 150 years, is a diverse community. The Board considers the diversity of our workforce, community, tenants and stakeholders as it evaluates its composition.
The Nominating Committee identifies potential nominees through various methods, including engaging, when appropriate, firms that specialize in identifying director candidates and by asking current directors to notify the Nominating Committee of qualified persons who might be available to serve on the Board.
The Nominating Committee will consider director candidates recommended by shareholders. In considering such candidates, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a shareholder must submit a written recommendation that includes the name of the shareholder, evidence of the shareholder’s ownership of A&B stock (including the number of shares owned and the length of time of ownership), the name of the candidate, the candidate’s qualifications to be a director and the candidate’s consent for such consideration.
The shareholder recommendation and information described above must be sent to the Corporate Secretary at 822 Bishop Street, Honolulu, Hawaii, 96813 and must be received not less than 120 days before the anniversary of the date on which A&B’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Once a potential candidate has been identified by the Nominating Committee, the Nominating Committee reviews information regarding the person to determine whether the person should be considered further. If appropriate, the Nominating Committee may request information from the candidate, review the person’s accomplishments, qualifications and references, and conduct interviews with the candidate. The Nominating Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.

Ms. Kimura was recommended as a director candidate to the Nominating Committee by non-management directors.
Board and Committee Self-Evaluation Process. The Board of Directors conducts annual board and committee evaluations to assess its performance and effectiveness. As part of this process, each board member responds to a questionnaire that includes areas for comments. Responses are discussed and both board and committee performance are evaluated at a subsequent Board meeting.

Corporate Governance Guidelines. The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to promote the more effective functioning of the Board and its committees. The guidelines provide details on matters such as:

Select Corporate Governance Guideline Topics
•Goals and responsibilities of the Board
•Selection of directors, including the Chairman of the Board
•Board membership criteria, director retirement age and limits on board seats
•Stock ownership guidelines
•Director independence, and executive sessions of non-management directors
•Board self-evaluation
•Board compensation
•Board access to management and outside advisors
•Board orientation and continuing education
•Leadership development, including annual evaluations of the CEO and management succession plans

The full text of the A&B Corporate Governance Guidelines is available on the corporate governance page of A&B’s corporate website, www.alexanderbaldwin.com.
Code of Ethics. A&B has adopted a Code of Ethics (the “Code”) that applies to the CEO, Chief Financial Officer and Controller. A copy of the Code is posted on the corporate governance page of A&B’s corporate website, www.alexanderbaldwin.com. A&B intends to disclose any changes in or waivers from its Code by posting such information on its website.
Code of Conduct. A&B has adopted a Code of Conduct, which is applicable to all directors, officers and employees, and is posted on the corporate governance page of A&B’s corporate website, www.alexanderbaldwin.com.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

A&B’s Culture. We are proud of the culture at A&B, where we are committed to being Partners for Hawaii. Several years ago, A&B built upon its longstanding principles and developed vision, mission and values statements that guide our daily actions:
Our Vision: As Hawaii’s premier commercial real estate company, we will own and operate a superior portfolio of properties that enhances the lives of Hawaii’s people, enables our tenants to thrive and creates value for our shareholders.
Our Mission: Utilize A&B’s extensive assets, expertise, long history and deep relationships to benefit Hawaii and all our stakeholders. Develop, acquire and manage commercial real estate in a way that fulfills the everyday needs of Hawaii’s residents and promotes the sustainability of our communities. Support our employees in their quest to further their careers, provide for their families, enjoy their work and give back to the community.
Our Values:

Integrity	Be guided in all actions by strong moral principles, in keeping with A&B’s legacy of honesty and fairness.
Respect	Value and respect the unique qualities, perspectives and contributions of each employee and seek to understand the priorities of community members.
Adaptability	Embrace innovation and seek better approaches.
Collaboration	Share information and ideas and work together to find the best solutions.
Decisiveness	Make clear and timely decisions and communicate them widely.
Accountability	Hold ourselves accountable for delivering results and recognizing achievement.
Corporate Responsibility, Sustainability and ESG. Prioritizing environmental, social and governance (“ESG”) issues aligns with A&B’s mission to benefit Hawaii and all our stakeholders. We understand our responsibility to the environment and the communities in which we operate and are dedicated to continuous improvement.
Our leadership team and the Board of Directors are committed to ESG issues. Consideration of ESG is a meaningful component of our strategic plans, is integrated into our operations and informs how we pursue opportunities and manage risks. The Board of Directors provides oversight and receives regular reports on ESG topics, including diversity and climate risk, at both its Nominating and Corporate Governance Committee meetings and Board meetings. We regularly seek input from our investors on ESG and other topics. In 2023, we conducted ESG-specific outreach: we met with or offered to meet with governance teams from investors representing approximately 71% of our stock, including some of our largest investors. This outreach is part of our commitment to communicate with our shareholders.
Climate Change: The Board of Directors also provides oversight on climate risk. We continue to align our disclosures with the Task Force on Climate-Related Financial Disclosures (“TCFD”) and the Sustainability Accounting Standards Board (“SASB”). We undertook a climate risk analysis of properties in our portfolio to better understand both current and future risks.
We issued our fourth annual corporate responsibility report in 2023, which expanded on our TCFD disclosures, discussion of climate change governance, strategy and risk management, and metrics and targets. We disclosed data on greenhouse gas emissions (scopes 1, 2 and 3), energy usage, renewable energy production and water usage for our commercial real estate portfolio. Our corporate responsibility report is located at www.alexanderbaldwin.com/commitment/sustainability/.
In addition to tracking important environmental metrics, we also understand the importance of robust environmental targets to help reduce the harmful effects of climate change. Accordingly, we have established the following environmental reduction targets and are on course to achieve our goals within the designated timeframes:

•GHG emissions: 35% reduction of GHG Scope 2 emissions by 2025 from 2017 baseline.
•Energy usage: 15% reduction of whole building energy consumption by 2025 from 2017 baseline.
•Water usage: 15% reduction of whole building water consumption by 2025 from 2017 baseline.

Clean energy is a key component in combating climate change. We have been renewable energy producers since 1906 when our first hydroelectric facility began operations. In 2022, we completed construction of a 1.3 megawatt

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

rooftop photovoltaic system at Pearl Highlands Center that offsets 100% of common area energy usage and provides additional power to select tenants. In late 2023, construction of a second photovoltaic system was completed at Kaka'ako Commerce Center. Additional properties have been identified, creating a pipeline for our broader rooftop solar initiative.
Environmental and Social Councils: To continue advancing our ESG efforts, two key employee councils – an Environmental Council and a Social Council – made up of a diverse group of employees from all levels of our organization help shape our agenda for environmental and social stewardship, both within and outside of A&B.
Diversity: A&B values diversity and strives to create an inclusive workplace where individuals are able to bring their whole selves to work. Diversity is an important part of A&B’s human capital management practices and long-term strategy. Additional information, including workforce diversity statistics using EEO-1 data, was included for a fourth year in our corporate responsibility report.
Other ESG highlights are listed below.

•Implemented a CRE benchmarking program that compiles energy and water data in ENERGY STAR Portfolio Manager. This enables us to better track and understand our energy and water consumption throughout our portfolio. We also collaborated with the City & County of Honolulu and other stakeholders to establish a county-wide energy and water building benchmarking program.

•Continued an energy efficiency program for various properties in our portfolio, with energy reductions in 2023 of over 1,000,000 KWH. The program in its current state is expected to result in a reduction of more than 10,000 tons of carbon during the ten-year program.

•Continued our focus on environmentally responsible development with the renovation of Manoa Marketplace, focusing on sustainable elements including the adaptive re-use of an existing structure, LED lighting retrofits, EV charging stations, sustainable materials, water conservation measures and an open, walkable concept.

•Conducted energy audits on two properties in our CRE portfolio, which provided valuable information on areas for potential energy savings. We also invited tenants to participate in free energy audits of their spaces in connection with these audits.

•Strengthened our tenant sustainability management program, which shares sustainability stories, tips and resources, and provides tenants with a portal to discuss sustainability matters. As a result of our tenant sustainability outreach, several tenants implemented significant equipment upgrades to utilize energy or water efficient models.

•Continued our focus on diversity, equity and inclusion (“DEI”) and sustainability, supporting A&B Pride (a LGBTQ+ affinity group), a women’s leadership development group, and a “Green Team.”

•Strengthened our engagement with our employees, increasing communications and connectivity as a hybrid workforce and conducting our seventh annual employee survey, in which we received an 86% favorable rating for employee engagement, which is 13% higher than the overall Hawaii rating. We also held an employee Collaboration and Learning Day, an all-day event for all employees that provided an opportunity to revitalize A&B's corporate culture, foster connections with colleagues and enhance professional development.

•Continued to promote employee learning and development, with live and online training programs, professional development stipends and tuition reimbursement for the pursuit of higher education degrees. We also provided a health and wellness program in which approximately 76% of employees participated. The Company remains committed to providing a safe work environment, witnessed by a 0.0 recordable incident rate ("RIR"), which is well below the U.S. Bureau of Labor Statistics's 2.0 RIR for our industry.

•Responded quickly to the Maui wildfires, with our Napili Plaza property serving as an emergency command center and as a site for the distribution of food, water, essential supplies, healthcare and other critical support services for those in need. We also made charitable donations to trusted nonprofit entities, and offered employees volunteer service hours and donation matches to wildfire relief.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

•Executed smooth leadership transitions for our CEO (who also became a director) and a new independent director.
Compensation of Directors. The Compensation Committee periodically reviews the compensation of A&B’s non-employee directors with the assistance of its independent compensation consultant, WTW. The compensation levels and components were reviewed in July 2023 along with the annual review of the Company’s share-ownership guidelines. The share-ownership guidelines were deemed to be well aligned with market competitive practices and remain unchanged in 2023. With regard to director compensation, certain compensation levels were considered to be below market levels and, at the recommendation of WTW, were revised effective January 2024.
The following table summarizes the compensation earned by or paid to our directors (other than Mr. Benjamin, A&B's former CEO through June 30, 2023, and Mr. Parker, A&B's current CEO, whose compensation is included in the Summary Compensation Table and who received no compensation for serving on the Board) for services as a member of our Board of Directors for the period from January 1, 2023 through December 31, 2023.

2023 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Shelee M. T. Kimura (3)	31,750	81,938	N/A	N/A	N/A	0		113,688
Diana M. Laing	84,091	100,000	N/A	N/A	N/A	0		184,091
John T. Leong	66,000	100,000	N/A	N/A	N/A	1,000	(4)	167,000
Thomas A. Lewis, Jr.	63,500	100,000	N/A	N/A	N/A	2,000	(4)	165,500
Douglas M. Pasquale (5)	112,500	100,000	N/A	N/A	N/A	2,000	(4)	214,500
Michele K. Saito (6)	38,102	100,000	N/A	N/A	N/A	0		138,102
Eric K. Yeaman (7)	125,000	160,007	N/A	N/A	N/A	0		285,007
(1)Represents the aggregate grant-date fair value of the annual automatic grant of Restricted Stock Unit (“RSU”) awards made in 2023. For a discussion of the assumptions underlying the valuation of equity awards, see Note 14 of the Company’s consolidated financial statements, included in the Company’s 2023 Annual Report on Form 10-K. At the end of 2023, Ms. Kimura held 4,410 RSUs, Ms. Laing, Mr. Leong and Mr. Pasquale each held 5,291 RSUs, Mr. Lewis held 9,291 RSUs and Mr. Yeaman held 8,466 RSUs. Ms. Saito's RSUs were canceled when she resigned from the Board.
(2)No director holds any outstanding stock options and no stock options have been granted to directors by A&B or by A&B Predecessor since 2007.
(3)Ms. Kimura was appointed to the Board effective July 1, 2023.
(4)Represents charitable contributions under the matching gifts program described in the Matching Gift Program section below.
(5)Includes compensation paid to Mr. Pasquale for his service as Lead Independent Director.
(6)Ms. Saito resigned from the Board effective June 27, 2023.
(7)Includes compensation paid to Mr. Yeaman for his service as non-executive Chairman of the Board.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Our Board of Directors approved the following non-employee director compensation schedule of annual fees, which was developed with the assistance of WTW.

Pay Element		2023 Amount	Amount Effective 1/1/24
Board Cash Retainer		$56,000	$60,000
Chairman of the Board Cash Retainer		$100,000	(no change)
Lead Director Cash Retainer		$81,000	$85,000
Committee Member Cash Retainers (in addition to Board Cash Retainer)	•Audit	$10,000	$12,500
	•Compensation	$7,500	$10,000
	•Nominating and Corporate Governance	$7,500	(no change)
Committee Chair Cash Retainers (in addition to Committee Member Cash Retainer)	•Audit	$14,000	(no change)
	•Compensation	$10,000	(no change)
	•Nominating and Corporate Governance	$7,500	(no change)
Equity Award		$100,000	$110,000
Chairman of the Board Equity Award		$160,000	(no change)
Directors are provided an additional per meeting fee of $750 if the number of board or committee meetings they attend exceeds an annual predefined number, which is currently set at:

•Board – 7 meetings
•Audit – 6 meetings
•Compensation – 5 meetings
•Nominating and Corporate Governance – 4 meetings
Under the terms of A&B's 2022 Omnibus Incentive Plan (our "2022 Plan"), an annual grant of RSUs is made to each director at each Annual Meeting of Shareholders. A prorated grant is made upon appointment as a director at any time between Annual Meetings. Awards vest in their entirety on the earlier of their one-year grant date anniversary or immediately prior to the first regular annual meeting of stockholders that occurs in the year following the year of the award date. Accelerated vesting occurs upon cessation of service by reason of death, permanent disability or retirement during the vesting period. Directors who are management employees of A&B or its subsidiaries do not receive compensation for serving as directors.
Director Business Travel Accident Coverage. Non-employee directors have coverage of $250,000 for themselves and $50,000 for their accompanying spouse while traveling on A&B business.
Matching Gift Program. Directors may participate in A&B’s matching gifts program for employees, in which A&B matches contributions to any non-profit organization serving Hawaii communities or any educational institution in the United States up to an aggregate maximum of $2,000 annually.
Director Share Ownership Guidelines. The Board has adopted guidelines that encourage each non-employee director to own A&B common stock (including RSUs) with a value of $300,000 for a Board member and $500,000 for the Chairman of the Board, which is five times the current annual board retainer of $60,000 and $100,000 for the Chairman, within five years of becoming a director. All current directors have met or are on track to meet the established guidelines within the required timeframe.
Communications with Directors. Shareholders and other interested parties may contact any of the directors by mailing correspondence “c/o A&B Law Department” to A&B’s headquarters at 822 Bishop Street, Honolulu, Hawaii 96813. The Law Department will forward such correspondence to the appropriate director(s). However, the Law Department reserves the right not to forward any offensive or otherwise inappropriate materials.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

In addition, A&B’s directors are encouraged to attend the Annual Meeting of Shareholders. All of our then-current directors attended our 2023 Annual Meeting.

SHAREHOLDERS SECURITY OWNERSHIP
The following table lists the names and addresses of the only shareholders known by A&B on February 16, 2024 to have owned beneficially more than five percent of A&B’s common stock outstanding, the number of shares they beneficially own, and the percentage of outstanding shares such ownership represents, based upon the most recent reports filed with the SEC. Except as indicated in the footnotes, such shareholders have sole voting and dispositive power over shares they beneficially own.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	13,547,858	(a)	18.7%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,653,433	(b)	16.1%
State Street Corporation One Lincoln Street Boston, MA 02111	4,200,166	(c)	5.8%
Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078	3,642,996	(d)	5.0%
(a)As reported in Amendment No. 2 to Schedule 13G dated January 19, 2024 (the “BlackRock 13G”) filed with the SEC. According to the BlackRock 13G, as of December 31, 2023, BlackRock, Inc. has no shared voting or shared dispositive power over any shares, and has sole voting power over 13,303,833 shares and sole dispositive power over 13,547,858 shares.
(b)As reported in Amendment No. 13 to Schedule 13G dated February 13, 2024 (the “Vanguard 13G”) filed with the SEC. According to the Vanguard 13G, as of December 31, 2023, The Vanguard Group has no sole voting power over any shares and sole dispositive power over 11,471,270 shares, has shared voting power over 105,729 shares, and has shared dispositive power over 182,163 shares.
(c)As reported in Amended Schedule 13G filed January 30, 2024 (the “State Street 13G”) with the SEC. According to the State Street 13G, as of December 31, 2023, State Street Corporation has no sole voting or sole dispositive power over any shares, and has shared voting power over 3,285,035 shares and shared dispositive power over 4,193,066 shares.
(d)As reported in Schedule 13G dated January 23, 2024 (the “Franklin 13G”) filed with the SEC. According to the Franklin 13G, as of December 31, 2023, Franklin Mutual Advisers, LLC has sole voting power over 3,443,221 shares, sole dispositive power over 3,642,996 shares and no shared voting or dispositive power over any shares.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

DIRECTORS AND EXECUTIVE OFFICERS INFORMATION
Security Ownership of Directors and Executive Officers. The following table shows the number of shares of A&B common stock beneficially owned as of February 16, 2024 by each director and nominee, by each executive officer named in the “Summary Compensation Table” below, and by directors and executive officers as a group and, if at least one-tenth of one percent, the percentage of outstanding shares such ownership represents. Except as indicated in the footnotes, directors, nominees and executive officers have sole voting and dispositive power over shares they beneficially own.

Name or Number in Group	Number of Shares Beneficially Owned (a)(b)(c)	Percent of Class
Shelee M.T. Kimura	—	—
Diana M. Laing	20,532	—
John T. Leong	14,222	—
Thomas A. Lewis, Jr.	23,437	—
Douglas M. Pasquale	95,757	0.1%
Eric K. Yeaman	53,732	0.1%
Lance K. Parker	79,601	0.1%
Clayton K.Y. Chun	26,904	—
Jeffrey W. Pauker	18,291	—
Meredith J. Ching	138,356	0.2%
Jerrod M. Schreck	12,879	—
Christopher J. Benjamin	392,307	0.5%
14 Directors and Executive Officers as a Group	498,196	0.7%
(a)Amounts include 28,404 shares held in a trust by the spouse of Mr. Benjamin and 213 shares held by the spouse of Ms. Ching.
(b)Amounts include shares as to which certain persons have (i) shared voting and dispositive power, as follows: Mr. Pasquale – 95,757 shares, Ms. Ching – 3,976 shares, and directors, nominees and executive officers as a group – 99,733 shares and (ii) sole voting power only: Ms. Ching – 743 shares, Mr. Parker – 573 shares, and directors and executive officers as a group – 1,401 shares.
(c)Amounts do not include 431,653 RSUs or Performance Share Units (“PSUs”) that have been granted to the directors and executive officers as a group that may not be acquired prior to April 16, 2024. No director or executive officer holds any outstanding stock options and no stock options have been granted by A&B or by A&B Predecessor since 2012.
Certain Relationships and Transactions. A&B has adopted a written policy under which the Audit Committee must pre-approve all related person transactions that are disclosable under Item 404(a) of SEC Regulation S-K. Prior to entering into a transaction with A&B, directors and executive officers (and their family members) must make full disclosure of all facts and circumstances to the Law Department. The Law Department then determines whether such transaction requires the approval of the Audit Committee. The Audit Committee considers all of the relevant facts available, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s or executive’s independence, including with respect to an immediate family member of a director or executive or an entity in which a director or executive is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders. If a related person transaction involves a member of the Audit Committee, that member recuses himself or herself from the process of review and approval.
The Audit Committee has established written procedures to address situations when approvals need to be sought between meetings. Whenever possible, proposed related person transactions will be included as an agenda item at the next scheduled Audit Committee meeting for review and approval. However, if it appears that a proposed related person transaction will occur prior to the next scheduled Audit Committee meeting, approval will be sought from Audit

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Committee members between meetings. Approval by a majority of the Committee members will be sufficient to approve the related person transaction. If a related person transaction is approved in this manner, the action will be reported at the next Audit Committee meeting.
There have been no related person transactions since the beginning of fiscal year 2023 that were required to be reported under SEC rules.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (“CD&A”)
The CD&A addresses A&B’s compensation practices for 2023 for the six executive officers named in the Summary Compensation Table on page 32 (collectively, the “Named Executive Officers” or “NEOs”). Lance K. Parker was appointed Chief Executive Officer, effective July 1, 2023, in addition to his role as President. The compensation for the following NEOs is addressed in the CD&A:
•Lance K. Parker, President and Chief Executive Officer
•Clayton K. Y. Chun, Executive Vice President, Chief Financial Officer and Treasurer
•Jeffrey W. Pauker, Executive Vice President and Chief Investment Officer
•Meredith J. Ching, Executive Vice President, External Affairs
•Jerrod M. Schreck, former Executive Vice President
•Christopher J. Benjamin, former Chief Executive Officer
Executive Summary
2023 results reflected the strong performance of A&B's high-quality portfolio of grocery-anchored retail, industrial and ground lease assets. The Commercial Real Estate ("CRE") portfolio grew its Same-Store Net Operating Income ("NOI") by just under 7% year over year (excluding collections of previously reserved amounts). Core FFO per diluted share increased 3.5% over the prior year. Leasing activity remained robust, finishing the year with total leased occupancy of 95%. Comparable new and renewal leasing spreads for the improved portfolio were 8.0% and 7.6%, respectively. We completed the Manoa Marketplace revitalization. We also continued to expand our PV program, adding a second project at Kaka'ako Commerce Center, to our 1.3 megawatt PV system at Pearl Highlands Center, one of the largest solar rooftop installations in the state.
In addition, we completed the sale of Grace Pacific, our materials and construction subsidiary, and related assets.
We strengthened our balance sheet, positioning the Company to invest in more CRE assets, and at the same time repurchased over 180,000 shares of stock.
In addition to strong performance in 2023, the Company continued to focus on corporate responsibility and good governance in executive pay programs.
In 2023, our executive compensation program received strong support from shareholders, with over 97% of the Say-on-Pay votes cast in favor of the program. We believe this is because our pay program links pay with performance, aligns pay with shareholder interests and follows good governance practices. The vote on executive compensation is just one source of insight regarding shareholder views on our compensation practices. A&B also has an extensive shareholder outreach program that incorporates discussion of various governance topics, including compensation. In 2023, we met or offered to meet on environmental, social and governance-focused matters, executive compensation and company operations with shareholders owning approximately 71% of our stock. The Compensation Committee welcomes shareholder perspectives on our executive pay program and utilizes our annual outreach process to collect feedback directly from our shareholders.
Approach to Compensation Governance. The Compensation Committee consistently evaluates the Company’s executive compensation practices and modifies or adopts programs or practices to provide an appropriate balance of risk and reward. A&B firmly believes in pay for performance and alignment with shareholder interests. Thus, a majority of NEO compensation is tied to performance to ensure alignment with shareholders. 77% of our former CEO's, 76% of our current CEO's and 62% of other NEOs' target total direct compensation (“TDC”) is performance-based pay aligned with shareholder interests. A&B adheres to good governance practices, as listed below, to ensure that it adopts best practices to the extent that they are best aligned to the business goals and strategy of the Company as well as shareholder interests.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

How We Promote Good Pay Practices
•Direct components of pay are generally targeted at the 50th percentile of market pay data
•TDC consisting heavily of performance-based compensation
•Multiple relevant performance metrics to determine incentive payments
•Multi-year performance periods on performance-based equity awards
•Multi-year vesting periods on equity awards
•Robust stock ownership guidelines for senior executives
•Review of realizable pay of NEOs
•Reasonable internal pay ratios
•Reasonable severance or change-in control provisions
•Double trigger change-in-control severance that requires both a change-in-control and termination of employment without cause before any payments are made
•Compensation recoupment (“clawback”) policies established for executives
•NEOs generally participate in the same health and welfare benefit plans as other salaried employees
•Shareholder outreach to solicit input and gain investor perspectives on our compensation programs
•Anti-hedging policies established
•No repricing or replacing of underwater stock options without prior shareholder approval
•Pay risk assessments

Compensation Overview
The Company’s executive compensation programs are administered by its Compensation Committee. The Compensation Committee has retained WTW, an independent compensation consultant, to provide advice and analysis on the design, structure and level of executive compensation for A&B.
Compensation Philosophy and Objectives. The Company seeks to align its objectives with shareholder interests through a compensation program that attracts, motivates and retains qualified and effective executives, and rewards performance and results. To achieve this, the Company uses the following pay elements, which are described more fully under the Pay Elements section of the CD&A:

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Element of Pay	Composition	Metrics	Rationale
Base Salary	Cash	—	•Provides a fixed rate of pay based upon an executive’s responsibilities
Annual Cash Incentives	Cash
PIIP metrics: For all NEOs* (except Mr. Benjamin and Mr. Schreck**):
•70% A&B Performance Grid Metrics
•30% Individual Goals

AIP and PIIP metrics for Mr. Pauker***:
•70% A&B Performance Grid Metrics
•30% Individual Goals

PIIP metrics for Mr. Benjamin:
•100% Individual Goals

•Rewards the achievement of annual Company, business unit and individual performance
•Reinforces pay-for-performance principles
•Rewards both immediately measurable accomplishments and actions that create longer-term value

Long-Term Incentives	Equity
For all NEOs**** (except Mr. Benjamin):
•50% PSUs
◦Relative 3-year TSR (FTSE Nareit All-Equity Index & Selected Peer Group)
◦Net debt to trailing 12 months consolidated adjusted EBITDA
•50% RSUs
◦3-year vesting period

For Mr. Pauker*****:
•30% PSUs
◦Relative 3-year TSR (FTSE Nareit All-Equity Index & Selected Peer Group)
◦Net debt to trailing 12 months consolidated adjusted EBITDA
•70% RSUs
◦3-year vesting period

For Mr. Benjamin:
•100% RSUs
•Aligns the executives’ long-term interests with those of A&B’s shareholders, motivates long-term performance •Aids in attracting and retaining employees •Reinforces pay-for-performance principles
Health and Welfare Benefits		—	•Aids in attracting and retaining employees while supporting their wellbeing
Retirement Benefits		—	•Assists employees with retirement income savings and attracts and retains employees
Severance Benefits		—	•Retains talent during transitions due to a Change in Control or other covered events
* PIIP metrics applicable to Mr. Pauker for eight months after his promotion to Executive Vice President and Chief Investment Officer
** Mr. Schreck's annual cash incentives metrics are described separately in the section titled Other Executive Officer Transitions - Incentives and Compensation.
*** AIP metrics applicable to Mr. Pauker for four months while serving as Senior Vice President from January 1, 2023 through April 30, 2023.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

**** Applicable to Mr. Pauker's July 31, 2023 LTI grant.
***** Applicable to Mr. Pauker's February 1, 2023 LTI grant.
Pay for Performance. The Company’s overall performance in 2023 was reflected in elements of compensation earned by NEOs for 2023. For the pay elements listed above, A&B targets pay at around the 50th percentile.
Pay Mix. The Company’s combination of pay elements is designed to place greater emphasis on performance-based compensation, while at the same time focusing on long-term talent retention and ensuring an appropriate balance between pay and risk. The Committee believes this is consistent with one of its key compensation objectives, which is to align management and shareholder interests. For 2023, the TDC mix was generally within the same range as competitive practices based on survey data for each element of pay, as shown by the following table.
Percentage of Target Total Direct Compensation
Provided by Each Core Pay Element for 2023*
*    Mr. Parker was appointed CEO in July 2023, in addition to his position as President, upon the retirement of Mr. Benjamin. Mr. Parker's percentages were calculated using annualized cash compensation in his new role as President and CEO and 2023 equity awards received as President and CEO and President and COO. Mr. Pauker's percentages was calculated using annualized cash compensation in his new role as Executive Vice President and Chief Investment Officer and 2023 equity awards received as Executive Vice President and Chief Investment Officer and Senior Vice President, Investments. Mr. Benjamin’s percentages were calculated using his annualized cash compensation as CEO and 2023 equity award.
Assessment of Total Compensation. In evaluating and making pay decisions, the Compensation Committee utilizes the following tools, resources and information:

•Company and individual performance
•Say-on-Pay vote results
•Competitive market data
•Economic environment
•Job responsibilities and experience
•Positioning within the executive’s salary range
•Positioning in relation to the pay philosophy
•Investor feedback

•Projected market salary increases
•Value of the total pay package
•Alignment to pay-for-performance principles
•Reasonableness and balance of pay risk
•NEO’s current and expected future contributions to Company performance and shareholder value
•Size of recent awards

Pay Elements

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

The Company provides the following pay elements to its executive officers in varying combinations to accomplish its compensation objectives.
Salary: Salary is intended to provide a competitive fixed rate of pay based upon an executive’s responsibilities. The Company believes that salary is less impactful than performance-based compensation in achieving the overall objectives of the Company’s executive compensation program. Accordingly, salary comprises between 24% to 49% of a NEO’s target total direct compensation.
Generally, the Board of Directors determines the CEO’s annual salary change on the basis of the factors listed previously in the Assessment of Total Compensation section. The Board has a formal performance review process for the CEO that includes categories such as, but not limited to: company goals, financial results, strategic leadership and business management. Each Board member has an opportunity to provide specific input on the CEO’s performance across key categories. The results of this process are carefully considered by the Board and the Compensation Committee in determining the CEO’s annual salary and incentive award.
The CEO recommends annual salary changes for the other NEOs. Salary adjustments for NEOs are generally considered by the Compensation Committee in February of each year for implementation on April 1.

NEO	Base Salary as of 12/31/22	% Change	Base Salary as of 12/31/23
Mr. Parker*	$450,000	50.0%	$675,000
Mr. Chun	$400,000	—%	$400,000
Mr. Pauker**	$365,000	6.9%	$390,000
Ms. Ching	$329,600	4.0%	$342,784
Mr. Schreck	$330,000	3.0%	$339,900
Mr. Benjamin***	$739,000	N/A	N/A
*    Mr. Parker was appointed President, effective January 1, 2023 and CEO, effective July 1, 2023, in addition to his position as President. In connection with his appointment as President, he received an increase in his base salary to $563,000; in connection with his appointment as CEO, he received an increase in his annual base salary to $675,000.
** Mr. Pauker was appointed EVP & CIO effective May 1, 2023.
*** Mr. Benjamin served as Chief Executive Officer through June 30, 2023; his base salary as of that date was $768,560.
Annual Cash Incentives: For 2023, annual incentives for NEOs were provided through the Alexander & Baldwin, Inc. Performance Improvement Incentive Plan (“PIIP”) and Alexander & Baldwin, Inc. Annual Incentive Plan (“AIP”) to motivate and reward executives for achievement of pre-established corporate performance metrics and individual goals, as applicable. The Company believes that the annual incentive structure drives the following objectives:

•Aligning with key goals/objectives and shareholder interests
•Rewarding for achievement of company performance
•Emphasizing pay-for-performance
•Fostering a team environment while allowing for flexibility in individual recognition
PIIP and AIP Performance Goal Categories. Each plan year, awards for all plan participants are determined based on the attainment level of goals for that year, as determined by the Compensation Committee. Performance grid metrics and individual goals were established in February 2023. Awards can range from 0% to 200% of target for PIIP and from 0% to 150% for AIP.

•A&B Performance Grid Metrics (weighted 70% for the current CEO, Mr. Parker, and the other NEOs except Mr. Benjamin and Mr. Schreck, as described in the Elements of Pay table) – Designed to reward the achievement of financial metrics related to A&B and to ensure that executives are held accountable for the financial health and discipline of the Company. The targets are based on the Company’s Board-approved operating plan and adjusted in certain instances to exclude the effect of certain items. When establishing the operating plan, management and the Board of Directors consider the historical performance of the Company, external elements such as economic conditions and competitive factors, Company capabilities,

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

performance objectives, and the Company’s strategic plan. The maximum and threshold performance ranges were determined on the basis of the level of difficulty in achieving the objective and are intended to ensure an enduring standard of performance.
•Individual Goals (weighted 30% for the current CEO, Mr. Parker, and the other NEOs except Mr. Benjamin and Mr. Schreck, as described in the Elements of Pay table) – Rewards the contributions and accomplishments of individual goals and priorities and the executive’s success in fulfilling their duties and responsibilities.
PIIP and AIP Company Performance and Payout Determination (Except for CEO). Determination of award levels in 2023 was based on the Company’s operating performance as compared to Performance Grid Metrics set at the beginning of the year and Individual Goal ratings, based on input from senior management and on business actions and outcomes in support of the Company’s strategic direction. Recommendations were reviewed and approved by the Compensation Committee. The level of achievement for each Performance Grid Metric is based on actual performance against target. Each Individual Goal is rated on a scale from 0 to 3, as follows: 0 for below threshold performance, 1.0 for threshold performance, 2.0 for target performance and to 3.0 for maximum performance. The factors included in the Performance Grid Metrics were selected because the Company believes they best reflect the results of business execution and achievement of financial metrics of the respective operations and align with performance measures used more traditionally by our REIT peers. In addition, individual goals reward the individual contributions and accomplishments that are not necessarily reflected in annual financial results. Individual award levels are determined by multiplying each NEO’s incentive target by the weighting of each element (A&B grid and individual goals) and by performance ratings for the applicable measures at below threshold (0%), threshold (50%), target (100%) or maximum (150% for AIP and 200% for PIIP) levels, with proration between these levels, as determined by the Compensation Committee. The CEO recommends individual goal ratings for the non-CEO NEOs while the CEO’s individual goal rating is determined separately by the Compensation Committee.

A&B Performance Metrics	Threshold	Target	Maximum	Actual	PIIP (Resulting Multiple as a % of Target)	AIP (Resulting Multiple as a % of Target)	Weighting
Core FFO per Diluted Share(1)	$1.09	$1.13	$1.18	$1.17	180.0%	140.0%	50%
CRE Same-Store NOI Growth(1)	2.0%	4.0%	6.5%	4.3%	116.0%	108.0%	40%
Growth Capital (2) (In millions)	$49.3	$98.6	$147.9	$16.2	0.0%	0.0%	10%
Combined % of Target After Weighting					136.4%	113.2%

(1)Refer to the Use of Non-GAAP Financial Measures section in this Proxy Statement for a discussion of the use of non-GAAP financial measures and the required reconciliations of GAAP to non-GAAP measures.
(2)Growth Capital represents the total amount of cash spent during the year-ended December 31, 2023 on growth development activities and acquisitions that have closed, in addition to the dollar amount of capital allocated to committed, but not yet closed and non-contingent acquisitions by December 31, 2023. This amount consists of $9.5 million of property acquisitions and $6.9 million of development and redevelopment projects for commercial real estate.
Individual Performance. Individual goals are developed by the NEOs and approved by the CEO (with the exception of the CEO’s individual goals, which are reviewed and approved by the Compensation Committee). Performance against individual goals is rated on a scale from 0 to 3, as follows: 0 for below threshold performance, 1.0 for threshold performance, 2.0 for target performance and 3.0 for maximum performance.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

NEO	Individual Goals
Mr. Parker
•Manage company’s debt levels to maintain balance sheet strength.
•Actively participate and manage the disposition of Grace Pacific.
•Improve investor engagement, including increasing sell-side analyst coverage.
•Execute operating and strategic plan initiatives.

Mr. Chun
•Improve investor engagement, including increasing sell-side analyst coverage.
•Actively participate and manage the disposition of Grace Pacific.
•Manage company’s debt levels to maintain balance sheet strength.
•Continue building and developing senior leaders in the finance function.

Mr. Pauker
•Actively participate and manage the disposition of Grace Pacific.
•Lead asset planning analysis for capital allocation decisions on portfolio assets.
•Develop and execute capital markets strategies.
•Grow CRE portfolio through accretive investments and dispositions.
•Lead and manage the disposition of specific non-core lands.

Ms. Ching
•Actively manage and participate in water and land use matters relating to the Company's residual simplification obligations/liabilities.
•Provide government relations leadership and support for the achievement of the Company's strategic and REIT-related goals.
•Provide guidance and direction to increase CEO’s exposure to External Affairs' current programs, impacts and audiences.
•Provide leadership development opportunities for key department staff.

Mr. Schreck	•Actively participate and manage the disposition of Grace Pacific. •Ongoing support for resolution of A&B non-core obligations. •Manage activities related to the sale of KT&S.
Mr. Benjamin
•Provide support for CEO transition.
•Actively participate and manage the disposition of Grace Pacific.
•Lead specific corporate simplification activities and transactions including land sales, legacy clean-up matters, and post-closing obligations.

Ratings for 2023 for Mr. Chun, Mr. Pauker and Ms. Ching were determined to be between target and maximum. Mr. Benjamin's rating for 2023 was determined to be between threshold and target, largely because the goal of selling Grace Pacific before his last day with the Company was not met; his other two goals were rated near maximum. As reflected in the letter agreement, Mr. Schreck's individual performance rating for 2023 was calculated at target, consistent with the A&B Executive Severance Plan due to termination without cause. The A&B Executive Severance Plan is described on page 37.
PIIP Payout Determination for the Current CEO. Each plan year, the CEO’s annual incentive is determined by the Compensation Committee separately from other plan participants. For 2023, the award is calculated using a 70% weighting for the same A&B Performance Grid Metrics and a 30% weighting for Individual Goals. The Compensation Committee and the Board of Directors evaluate the CEO’s individual goal performance based on criteria established in July 2023, including leadership and execution of organizational initiatives and strategies. Based on that evaluation, the Compensation Committee rates the CEO’s individual performance on a scale from 0 to 3, as follows: 0 for below threshold performance, 1.0 for threshold performance, 2.0 for target performance and to 3.0 for maximum performance. The Committee rated the current CEO’s individual performance at 2.9. The Committee considered the leadership provided by the current CEO including advancement of strategic corporate priorities, continued progress in monetization of non-core assets, and advancement of simplification and organizational effectiveness efforts.
For the CEO’s 2023 PIIP award, after calculation of the A&B Performance Grid Metrics and Individual Goals, the Compensation Committee awarded the current CEO a total incentive award of $945,708, which was 153% of target.
The PIIP award for the former CEO was based 100% on individual goals in light of the importance of such individual goals in the year in which his role was transitioned. After calculation of the Individual Goals, the Compensation Committee awarded the former CEO a total incentive award of $363,529, which was 86% of target and based on the Compensation Committee's rating against such individual goals between threshold and target. See the chart and text under "Individual Goals" above for additional information.
Actual awards earned in total by the NEOs were based on performance against the goals as described above and were as follows:

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

PIIP and AIP Annual Incentive Award Information

	Target PIIP and AIP Award		Actual as a % of	Actual PIIP and AIP Award
NEO	% of Base Salary	$	Target	% of Base Salary	$
Mr. Parker*	100%	$619,000	153%	153%	$945,708
Mr. Chun	70%	$280,000	150%	105%	$419,594
Mr. Pauker** - AIP (4 months)	75%	$91,250	120%	90%	$109,153
- PIIP (8 months)	75%	$195,000	147%	110%	$285,779
Ms. Ching	55%	$188,531	147%	82%	$276,867
Mr. Schreck***	55%	$186,945	100%	55%	$186,945
Mr. Benjamin****	110%	$422,708	86%	96%	$363,529
*    Mr. Parker's target award is based on his salary and PIIP target percentage as of June 30, 2023 for six months and his salary and PIIP target percentage for six months that includes an increase for his promotion to President & CEO.
** Mr. Pauker’s target award is based on his salary and AIP target percentage as of April 30, 2023 for four months and his salary and PIIP target percentage for eight months that includes an increase for his promotion to EVP & CIO.
*** Mr. Schreck served as President of Grace Pacific through September 6, 2023 and as Executive Vice President through December 31, 2023 until he was terminated without cause. He received a PIIP award under the terms of the A&B Executive Severance Plan described on page 37.
**** Mr. Benjamin served as CEO until his retirement on June 30, 2023.
Long-Term Incentives ("LTI")
Equity grants are generally approved by the Compensation Committee at its January meeting. Based on current market data provided by WTW, the CEO makes recommendations for each executive officer other than himself to the Compensation Committee, which retains full authority to set the actual grant amount. In determining the type and size of a grant to an executive officer, the Compensation Committee generally considers, among other things, the items mentioned above in the Assessment of Total Compensation section.
Equity Grant Information

	Target 2023	LTI Vehicle Mix
NEO	LTI Value	PSUs	RSUs
Mr. Parker*	$1,500,000	50%	50%
Mr. Chun	$600,000	50%	50%
Mr. Pauker** - as SVP, Investments	$250,000	30%	70%
- as EVP & CIO	$200,000	50%	50%
Ms. Ching	$250,000	50%	50%
Mr. Schreck	$165,000	50%	50%
Mr. Benjamin***	$1,700,000	—%	100%
* Mr. Parker received two awards of $750,000 (50% PSUs and 50% RSUs) which represents an annual award as President and an award in connection with his appointment as CEO.
** Mr. Pauker received an award of $250,000 (30% PSUs and 70% RSUs) which represents an annual award as SVP, Investments and an award of $200,000 (50% PSUs and 50% RSUs) in connection with his appointment as EVP & CIO.
*** Shares subject to Mr. Benjamin's 2023 equity award were issued to him on February 1, 2024. A one-year timeframe was determined to be appropriate in light of the planned transition of the CEO role consistent with A&B's succession plan and the standard retirement treatment for equity grants.
•RSUs are awards that are settled in shares and vest in thirds over a three-year period based on service. RSUs are intended to focus behaviors on improving long-term stock price performance on an absolute basis (as a complement to the relative-performance nature of PSUs), increase share ownership and strengthen

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

retention of participants through a three-year vesting period. Under the service-vesting requirement, recipients must remain employed until the end of each vesting period to earn any shares that become issuable. Pro-rata vesting will apply to the extent employment ceases with the Company during the restricted period by reason of death, disability or retirement during the vesting period. Grantees receive dividend equivalents quarterly on the full amount of RSUs granted, regardless of vesting, at the same rate as is payable on the Company’s common stock.
•PSUs are awards that are settled in shares and have both a market-based performance- and service-vesting requirement. The market-based performance requirement is weighted 75% on A&B’s TSR results relative to the TSR of a select group of peer REITs that are a subset of the FTSE Nareit All-Equity REITs Index focused on shopping center and diversified portfolios, with market capitalization between approximately $500 million and $4 billion and weighted 25% on the Company's Net Debt to Trailing Twelve Months Consolidated Adjusted EBITDA. PSUs have concurrent three-year performance and vesting horizons. Under the service-vesting requirement, recipients must remain employed until the end of the performance and vesting period to earn any shares that become issuable. Pro-rata vesting will apply to the extent employment ceases with the Company during the performance period by reason of death, disability or retirement, with proration to be applied to the number of shares resulting from the Company’s relative TSR over the performance period (i.e., actual performance). PSUs are intended to motivate recipients to focus on A&B shareholder returns relative to the share performance of other U.S.-based REITs with commercial real estate focus and/or market capitalization similar to the Company's. The service requirement provides that PSUs cliff vest after a three-year period (concurrent with the performance period), as defined by the award. Payment of accrued dividend equivalents on PSUs will be made upon attainment of the applicable performance goals and will be paid solely according to the number of actual shares earned.
Performance Ranges for 2023 PSUs

2023 LTI Performance Metrics	Weighting	Threshold (35% of Target Payout)*	Target (100% of Target Payout)*	Maximum (200% of Target Payout)*
TSR in Relation to Selected Peer Group	75%	35th Percentile of Peer Group	50th Percentile of Peer Group	75th Percentile of Peer Group
Net Debt to TTM Consolidated Adjusted EBITDA	25%	6.0x	5.7x	5.0x
*    Linear interpolation is used if performance falls between the specified percentile levels. No performance shares are earned if performance is below threshold.
2021 PSU payouts: With TSR at the 70.1 percentile for the FTSE Nareit index and at the 25.3 percentile for the Selected Peer Group index, 88% of the PSUs granted in 2021 were earned.
CEO Transition
Christopher Benjamin retired as CEO on June 30, 2023. Shares subject to Mr. Benjamin's 2023 equity award with a grant date value of $1,700,000 were issued to him on February 1, 2024. A one-year timeframe was determined to be appropriate in light of the planned transition of the CEO role consistent with A&B's succession plan and the standard retirement treatment for equity grants. Mr. Benjamin also received a monthly retainer of $85,000 to provide transitional assistance with Company projects from July 1, 2023 to December 31, 2023, and $1,500,000 in exchange for entering into a letter agreement that subjects Mr. Benjamin to non-disclosure, non-compete restrictions for a period of 12 months, and release provisions after his retirement date. He also received a PIIP award in the amount of $363,529, consistent with performance in 2023 as discussed above.
Lance K. Parker was appointed CEO effective on July 1, 2023. He received an increase in his annual base salary from $563,000 to $675,000 and an incremental equity award (50% as performance share units and 50% as time-based restricted stock units) with a grant date value of $750,000 granted on July 31, 2023.
Other Executive Officer Transitions - Incentives and Compensation
Jerrod M. Schreck served as President of Grace Pacific through September 6, 2023 and as Executive Vice President of the Company through December 31, 2023. In connection with Mr. Schreck’s departure from A&B in connection with his termination by the Company without cause, the Company and Mr. Schreck entered into a letter agreement that contained non-disclosure provisions and a general release of claims in exchange for benefits provided under the A&B

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Executive Severance Plan, as well as certain other benefits, including a payment of $250,000 in recognition of Mr. Schreck's acceptance of the risks and lost compensation involved in leading Grace Pacific, and a success fee of $300,000 in recognition of his efforts and services in connection with the sale of Grace Pacific, a core goal for us in 2023, representing 50 bps of the total transaction value in such sale. Payments under the A&B Executive Severance Plan included separation pay equal to twelve months of base salary and a PIIP award at target.

Target total direct compensation for each of the NEOs is presented in the following table:
Target Total Direct Compensation for 2023

NEO	Base Salary as of 12/31/23	Target PIIP and AIP Award	2023 LTI Grant	Target Total Direct Compensation
Mr. Parker*	$675,000	$619,000	$1,500,000	$2,794,000
Mr. Chun	$400,000	$280,000	$600,000	$1,280,000
Mr. Pauker**	$390,000	$286,250	$450,000	$1,126,250
Ms. Ching	$342,784	$188,531	$250,000	$781,315
Mr. Schreck	$339,900	$186,945	$165,000	$691,845
Mr. Benjamin***	N/A	$422,708	$1,700,000	$2,122,708

*    Mr. Parker's target total direct compensation is based on annualized base salary as of 12/31/2023 in his new role as President & CEO, his target PIIP award is based on his salary and PIIP target percentage as of June 30, 2023 for 6 months and his salary and PIIP target percentage for 6 months that includes an increase for his promotion to President & CEO and 2023 equity awards received.
** Mr. Pauker’s target total direct compensation is based on his annualized base salary as of 12/31/2023 in his new role as EVP & CIO, his AIP target percentage for 4 months and PIIP target percentage for 8 months that includes an increase for his promotion to EVP & CIO and 2023 equity awards received.
*** Mr. Benjamin's total direct compensation is based on his pro-rated PIIP award at target and 2023 equity awards he received.
Retirement Plans: The Company provides various retirement plans to assist its employees with retirement income savings and to attract and retain its employees. The Committee periodically reviews the value of benefits from the retirement plans in conjunction with all other forms of pay in making compensation decisions.
A&B Individual Deferred Compensation and Profit-Sharing Plan: The Company has a tax-qualified defined contribution retirement plan (the “IDC Plan”) available to all salaried non-bargaining unit employees. Beginning in 2020, the IDC Plan provided for a match of up to 3% of the eligible compensation deferred by a participant during the fiscal year, subject to IRS maximum compensation limitations and a non-elective Company contribution equal to 3% of eligible compensation.
The Company has a profit-sharing plan which provides for performance-based discretionary contributions to participants based on the degree of achievement of goals similar to 2023 AIP goals as determined by the Compensation Committee. Employees are immediately eligible for up to 5% of annual base compensation, based on achievement of goals. There was a 3.5% profit-sharing contribution for 2023.
A&B Excess Benefits Plan: This non-qualified benefit plan (the “Excess Benefits Plan”) for executives is designed to meet the retirement plan objectives described above. Certain executives, including Mr. Parker, Mr. Benjamin and Ms. Ching, are eligible to participate in the Excess Benefits Plan. It complements the IDC Plan and a former tax-qualified defined benefit pension plan by providing benefits and contributions in amounts that could not be provided by the respective plan’s formula due to the limits imposed by tax law. Effective January 1, 2020, the Company froze benefit accruals under the A&B Excess Benefits Plan and replaced the benefit with a Non-Qualified Defined Contribution Plan. The Pension Benefits table of this Proxy Statement provides further information regarding the A&B Excess Benefits Plan.
A&B Non-Qualified Defined Contribution Plan: Under the A&B Non-Qualified Defined Contribution Plan, eligible participants receive 3% of their annual eligible compensation in excess of the applicable IRS compensation limit, a discretionary gain sharing contribution up to 5% of base salary in excess of the applicable IRS compensation limit, based on achievement of goals, and the lesser of 3% of eligible compensation or the applicable IRS deferral limit minus the maximum allowable match, including the match on catch-up contributions, under the 401(k) plan.
Employment and Other Agreements: The Company does not provide employment or similar agreements for any of the NEOs. The Company believes in a policy of “at will” employment.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Executive Severance Plan and Change in Control Agreements: The Company provides severance benefits pursuant to the Executive Severance Plan and Change in Control agreements to reinforce and encourage the continued attention and dedication of members of the Company’s top management, including NEOs, to their assigned duties without possible distraction and disruption arising from a change in control or other covered event. Severance arrangements also are provided to maintain a competitive pay package. The Compensation Committee designed the change in control agreement to provide a competitively structured program, and yet be conservative overall in the amounts of potential award payouts. The Compensation Committee’s decisions regarding other compensation elements are affected by the potential payouts under these arrangements, as the Committee considers how the terms of these arrangements and the other pay components interrelate. These arrangements are described in further detail in the Other Potential Post-Employment Payments section of this Proxy Statement.
Retiree Health and Medical Plan, Life and Disability Insurance: The Company provides NEOs with the same retiree medical benefits as are provided in general to all salaried non-bargaining unit employees who joined A&B Predecessor prior to January 1, 2008. The Company’s contribution towards the monthly medical premium is based on the employee’s age and years of service and is capped at $136 per month. The benefits from these plans are reflected in the “Other Potential Post-Employment Payments” section of this Proxy Statement. NEOs receive the same life insurance coverage maximum of two times base salary as is provided in general to all salaried non-bargaining unit employees, with maximum amounts of $1,000,000 for NEOs and $400,000 for other employees. NEOs also receive disability insurance through a group disability program available to all salaried non-bargaining unit employees, plus up to an additional $17,500 a month under an individual disability insurance program based on total base salary and annual incentive target.
The Role of Compensation Survey Data
The Company uses published compensation survey data as a reference but does not benchmark against specific companies within such surveys. In 2023 the Company operated in several different industries and there are no companies that are considered directly comparable in business mix, size and geographic relevance. Accordingly, the Company does not use data that are specific to any individual segment of the Company’s business but instead, based on the recommendation of WTW, uses REIT pay peer group data and data from three national and highly recognized published surveys representing a broad group of general industry and real estate companies similar in size to the Company to assess the Company’s pay practices. WTW uses data subsets in each survey that represent companies of similar size with $1.5 billion to $3 billion in total capitalization. The survey sources provide only one of the tools that the Committee uses to assess appropriate pay levels. Internal equity, Company performance, business unit performance, compensation philosophy, performance consistency, historical pay movement, pay mix, pay risk, economic environment and individual performance are also reviewed.
The data used by WTW in its assessment of total direct compensation include:
•WTW 2023 General Industry Executive Compensation Survey
•Pay peer group (proxy-disclosed pay data)
•National Association of Real Estate Investment Trusts (Nareit) 2023 Compensation Survey
The Role of the Compensation Consultant
The Compensation Committee retained WTW, an independent executive compensation consulting firm, to assist the Committee in:
•Evaluating salary and incentive compensation levels
•Reviewing and suggesting executive pay plan design modifications
•Understanding current trends and legislative reform initiatives in the area of executive compensation
•Assessing appropriate outside Board of Director pay levels and structuring
WTW reports directly to and takes instructions from the Compensation Committee. The Committee approves all WTW engagements, including the nature, scope and fees of assignments. The Compensation Committee has reviewed WTW’s work, policies and procedures and determined that no conflicts of interest exist. In accordance with the New York Stock Exchange (“NYSE”) requirements, the Compensation Committee annually assesses the independence of its compensation consultant, outside legal counsel, and other advisers who will provide services with respect to executive compensation matters.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

The Role of Management
Management assists the Compensation Committee in its role of determining executive compensation in a number of ways:
•Provides management’s perspective on compensation plan structure and implementation.
•Identifies appropriate performance measures and suggests company, unit and individual performance goals that are consistent with the Board-approved operating plans.
•The CEO conducts an annual performance evaluation of NEOs, excluding himself, against pre-approved Company and individual goals.
•The CEO combines performance evaluations with market data provided by WTW and makes compensation recommendations to the Compensation Committee.
Stock Ownership Guidelines
All NEOs and directors are in compliance or on track to meeting the guidelines. The guidelines require stock ownership of 5x annual base salary for our CEO and a multiple of 3x annual base salary for other NEOs. Executives and directors have 5 years from the date of appointment or promotion to meet the guidelines. The guidelines require share ownership for our directors of 5x the annual Board retainer.
Stock eligible under the guidelines includes vested common stock owned/controlled by the executive or director, common stock in the name of immediate family members/trust, vested and~~,~~ unvested time-based restricted stock units (provided that any unvested equity awards counted must be full value awards subject only to time-based vesting and must in no way be contingent upon the achievement of any performance requirement), vested performance based restricted stock, and shares in the former Alexander & Baldwin, Inc.Tax Credit Employee Stock Ownership Plan ("TCESOP").
Equity Granting Policy
Equity awards are expected to be granted for current employees at the January Compensation Committee meeting each year. Equity grants for new hires or promoted employees are approved at regularly scheduled Compensation Committee meetings. The timing of these grants is made without regard to anticipated earnings or other major announcements by the Company.
Policy Regarding Speculative Transactions and Hedging
The Company has adopted a formal policy prohibiting directors, officers and employees from (i) entering into speculative transactions, such as trading in options, warrants, puts and calls or similar instruments, involving A&B stock, or (ii) hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving A&B stock. The Company does not prohibit investments in exchange funds.
Policy Regarding Recoupment of Certain Compensation
In October 2023, the Board adopted the A&B Amended and Restated Policy Regarding Recoupment of Certain Compensation (the “Recoupment Policy”) in accordance with SEC rules and NYSE listing standards, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our current and former Section 16 officers on or after October 2, 2023, if A&B has a required accounting restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions. In addition, the Recoupment Policy retains our pre-existing recoupment policy which first became effective in June 2012, and which covers cash bonuses based on achievement of financial performance metrics and equity-based compensation (e.g., stock, RSUs, PSUs or options) earned, vested or paid prior to October 2, 2023. Each of our named executive officers is subject to the Recoupment Policy.
Tax and Accounting Considerations
In evaluating the Company’s executive compensation structure, the Compensation Committee considers tax and accounting treatment, balancing the effects on the individual and the Company. The Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor, in establishing the cash and equity compensation programs for the executive officers. Section 162(m) of the Code generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. The

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A section of this Proxy Statement with management and based on these discussions and review, it has recommended to the Board of Directors that the CD&A disclosure be included in this Proxy Statement.
The foregoing report is submitted by Ms. Laing (Chair), Ms. Kimura and Mr. Lewis.
Compensation Committee Interlocks and Insider Participation
There were no Compensation Committee Interlocks or Insider Participation in 2023.

Summary Compensation Table. The following table summarizes the compensation paid by A&B to its NEOs in 2023, 2022 and 2021.
2023 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)		All Other Compensation ($)(6) (i)	Total ($) (j)
Lance K. Parker President and Chief Executive Officer (7)	2023	618,998	283,712	1,684,810	N/A	661,996	3,198		85,253	3,337,967
	2022	447,498	240,131	843,873	N/A	571,991	0	(11)	76,634	2,180,127
	2021	423,748	241,920	755,459	N/A	448,688	10,558		63,166	1,943,539
Clayton K. Y. Chun Executive Vice President, Chief Financial Officer and Treasurer	2023	399,998	125,878	692,700	N/A	293,716	0		53,280	1,565,572
	2022	293,315	78,272	214,984	N/A	181,390	0	(12)	45,679	813,640
Jeffrey W. Pauker Executive Vice President and Chief Investment Officer (8)	2023	381,665	118,480	491,546	N/A	276,452	0		31,350	1,299,493
Meredith J. Ching Executive Vice President, External Affairs	2023	331,576	83,060	288,625	N/A	193,807	0	(13)	52,413	949,481
	2022	327,199	129,366	281,291	N/A	230,423	0	(14)	56,762	1,025,041
	2021	318,944	100,320	269,809	N/A	235,027	0	(14)	42,958	967,058
Jerrod M. Schreck Executive Vice President (9)	2023	336,770	130,862	190,493	N/A	56,083	0		979,508	1,693,716
	2022	327,324	109,949	185,631	N/A	113,719	0	(15)	47,306	783,929
Christopher J. Benjamin Former Chief Executive Officer (10)	2023	465,569	363,529	1,700,000	N/A	0	204,135		2,112,244	4,845,477
	2022	731,922	433,784	1,912,851	N/A	1,033,274	0	(16)	133,059	4,244,890
	2021	711,523	351,797	1,834,728	N/A	1,137,439	0	(16)	101,066	4,136,553
(1)Represents salaries earned in the year and accrued unused vacation pay of $25,868 for Mr. Schreck and $88,680 for Mr. Benjamin.
(2)Represents the NEO’s awards attributable to individual goals under the PIIP or AIP program for the fiscal year identified in column (b) payable in cash in February of the following year.
(3)Represents the grant-date fair value of time-based RSUs and the grant-date fair value of PSUs for the fiscal year identified in column (b) granted in 2023. PSUs awarded in 2023 vest in February 2026 if performance goals are attained at target. Assuming that maximum performance goals applicable to the PSUs were to be achieved, the values in this column with respect to 2023 would be as follows: Mr. Parker, $2,249,985; Mr. Chun, $900,000; Ms. Ching, $375,000; Mr. Pauker, $624,980, Mr. Schreck, $247,500 and Mr. Benjamin, $1,700,000. If performance goals are not attained at threshold, all PSUs will be forfeited. See Note 14 of the consolidated financial statements of the Company’s 2023 Annual Report on Form 10-K regarding the assumptions underlying the valuation of equity awards.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

(4)Represents the NEO’s award attributable to financial goals under the PIIP or AIP program for the fiscal year identified in column (b) payable in cash in February of the following year.
(5)All amounts are attributable to the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit pension plans.
(6)Represents amounts contributed by A&B to the NEO’s account under the A&B Individual Deferred Compensation and Profit Sharing Plan and Alexander & Baldwin Non-Qualified Defined Contribution Plan. The 2023 amount for Mr. Schreck also includes $339,900 in severance, $10,000 for outplacement counseling services and $32,157 in health and welfare benefits, all under the A&B Executive Severance Plan described on page 37; $250,000 under a separation agreement and release; and a success fee of $300,000 for the sale of Grace Pacific. The 2023 amount for Mr. Benjamin also includes consulting fees under a consulting agreement to provide transitional assistance with Company projects from July 1, 2023 to December 31, 2023 for which he was paid a retainer of $85,000 a month ($510,000 in total) and $1,500,000 paid in exchange for restrictive covenants including non-disclosure and non-compete restrictions and a general release of claims.
(7)In addition to his role as President, Mr. Parker was appointed CEO effective July 1, 2023.
(8)Mr. Pauker was appointed Executive Vice President and Chief Investment Officer effective May 1, 2023.
(9)In addition to his role as Executive Vice President, Mr. Schreck served as President of Grace Pacific through September 6, 2023.
(10)Mr. Benjamin retired as Chief Executive Officer effective June 30, 2023.
(11)The change in pension value was a decrease of $79,461. Under SEC rules, such a decrease is shown in the table as $0.
(12)The change in pension value was a decrease of $663. Under SEC rules, such a decrease is shown in the table as $0.
(13)The change in pension value was a decrease of $31,607. Under SEC rules, such a decrease is shown in the table as $0.
(14)The change in pension value was a decrease of $149,929 for 2022 and $88,022 for 2021. Under SEC rules, such a decrease is shown in the table as $0.
(15)The change in pension value was a decrease of $1,731. Under SEC rules, such a decrease is shown in the table as $0.
(16)The change in pension value was a decrease of $274,023 for 2022 and $4,391 for 2021. Under SEC rules, such a decrease is shown in the table as $0.

Grants of Plan-Based Awards. The following table contains information concerning the non-equity and equity grants under A&B’s incentive plans during 2023 to the NEOs.
2023 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(5) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Lance K. Parker (6)		216,650	433,300	866,600
	2/1/23				9,375	18,750	37,500	18,750	N/A	N/A	865,875
	7/31/23				9,766	19,531	39,062	19,531	N/A	N/A	818,935
Clayton K. Y. Chun		98,000	196,000	392,000
	2/1/23				7,500	15,000	30,000	15,000	N/A	N/A	692,700
Jeffrey W. Pauker (7)		100,188	200,375	368,813
	2/1/23				1,875	3,750	7,500	8,750	N/A	N/A	273,175
	7/31/23				2,604	5,208	10,416	5,208	N/A	N/A	218,371
Meredith J. Ching		65,986	131,972	263,944
	2/1/23				3,125	6,250	12,500	6,250	N/A	N/A	288,625
Jerrod M. Schreck (8)		65,431	130,862	261,723
	2/1/23				2,063	4,125	8,250	4,125	N/A	N/A	190,493
Christopher J. Benjamin (9)		N/A	N/A	N/A
	2/1/23				N/A	N/A	N/A	85,000	N/A	N/A	1,700,000
(1)Amounts reflected in this section relate to estimated payouts under the non-equity incentive portion of the PIIP/AIP. The value of the actual payouts is included in column (g) of the Summary Compensation Table.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

(2)Amounts in this section reflect PSU grants. PSUs awarded in February 2023 vest in February 2026 if performance goals are attained during the performance period. PSUs awarded in July 2023 vest in July 2026.
(3)Amounts in this section reflect time-based RSUs.
(4)No options were granted in 2023.
(5)Represents the grant-date fair value of the equity awards granted in 2023. See Note 16 of the consolidated financial statements of the Company’s 2023 Annual Report on Form 10-K regarding the assumptions underlying the valuation of equity awards.
(6)Mr. Parker received an equity grant on July 31, 2023 in connection with his appointment as CEO
(7)Mr. Pauker received an equity grant on July 31, 2023 in connection with his appointment as EVP and CIO
(8)Mr. Schreck ceased to serve as Executive Vice President on December 31, 2023; he received a 2023 non-equity incentive award at target pursuant to the terms of the A&B Executive Severance Plan, as shown in the Summary Compensation Table. All of his equity awards granted in 2023 were forfeited.
(9)Shares subject to Mr. Benjamin's 2023 equity grant were issued on February 1, 2024. A one-year timeframe was determined to be appropriate in light of the planned CEO transition and standard retirement treatment for equity grants.
The PIIP is based on financial, operating, and individual goals for the Company. Performance measures, weighting of goals and target opportunities are discussed in the CD&A section of this Proxy Statement. Information on equity grants is provided in the CD&A section of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End. The following table contains information concerning the outstanding equity awards held by the NEOs.
2023 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock that Have Not Vested ($)(6) (h)	Equity In- centive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(5) (i)		Equity In- centive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(6) (j)
Lance K. Parker	—	—	—	—	—	56,772	(1)	1,079,803	77,293	(7)	1,470,113
Clayton K. Y. Chun	—	—	—	—	—	21,503	(2)	408,987	20,725	(8)	394,190
Jeffrey W. Pauker	—	—	—	—	—	21,572	(3)	410,299	14,762	(9)	280,773
Meredith J. Ching	—	—	—	—	—	12,593	(4)	239,519	19,791	(10)	376,425
Jerrod M. Schreck (11)	—	—	—	—	—	—		—	—		—
Christopher J. Benjamin (12)	—	—	—	—	—	—		—	61,737		1,174,238
(1)Vesting date of unvested RSUs – 7,517 shares on 2/1/24; 5,487 shares each on 2/1/24 and 2/1/25; 6,250 shares each on 2/2/24, 2/1/25 and 2/1/26; 6,510 shares each on 7/31/24 and 7/31/25 and 6,511 shares on 7/31/26.
(2)Vesting date of unvested RSUs – 2,406 on 2/1/2024, 2,048 shares on 2/1/2024 and 2,049 shares on 2/1/2025; 5,000 shares each on 2/1/24, 2/1/25 and 2/1/26.
(3)Vesting date of unvested RSUs – 2,492 shares on 2/1/24; 2,561 shares each on 2/1/24 and 2/1/25; 2,916 shares on 2/1/24 and 2,917 shares each on 2/1/25 and 2/1/26; 1,736 shares each on 7/31/24, 7/31/25 and 7/31/26.
(4)Vesting date of unvested RSUs – 2,685 shares on 2/1/24; 1,829 shares each on 2/1/24 and 2/1/25; 2083 shares each on 2/2/24 and 2/1/25 and 2,084 shares on 2/1/26.
(5)These PSUs are shown at the target amount (100% of the target number of shares awarded).
(6)Market value of stock not vested, shown at target performance, based on the closing stock price as of December 30, 2023 of $19.02.
(7)Vesting date of PSUs – 22,551 shares on 2/1/24; 16,461 shares on 2/1/25; 18,750 shares on 2/1/26; 19,531 shares on 7/31/26.
(8)Vesting date of PSUs – 3,092 shares on 2/1/24; 2,633 shares on 2/1/25; 15,000 shares on 2/1/26.
(9)Vesting date of PSUs – 2,512 shares on 2/1/24, 3,292 shares on 2/1/25; 3,750 shares on 2/1/26; 5,208 shares on 7/31/26.
(10)Vesting date of PSUs – 8,054 shares on 2/1/24; 5,487 shares on 2/1/25; 6,250 shares on 2/1/26.
(11)Mr. Schreck ceased employment with the Company effective 12/31/23 and forfeited his unvested shares.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

(12)Mr. Benjamin retired as CEO effective 6/30/23 and received a pro-rata vesting of his shares under the terms of the RSU awards. Mr. Benjamin's PSUs remain unvested subject to achievement of the performance goals through the performance period; the PSUs will be prorated for his period of service during the performance period pursuant to the terms of his awards.

Option Exercises and Stock Vested. The following table contains information concerning option exercises and the vesting of stock awards for the NEOs during 2023.
2023 Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Lance K. Parker	—	—	39,261	785,220
Clayton K. Y. Chun	—	—	10,141	202,820
Jeffrey W. Pauker	—	—	10,739	214,780
Meredith J. Ching	—	—	15,454	309,080
Jerrod M. Schreck	—	—	7,194	143,880
Christopher J. Benjamin	—	—	105,089	2,101,780
There were no outstanding options in 2023.
The value realized in column (e) was calculated based on the market value of A&B common stock on the vesting date. No amounts realized upon the vesting of stock have been deferred.

Pension Benefits. The following table contains information concerning pension benefits for the NEOs under the A&B Excess Benefits Plan at the end of 2023.
2023 Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Lance K. Parker	A&B Excess Benefits Plan	15.3	58,019	—
Clayton K. Y. Chun	A&B Excess Benefits Plan	—	—	—
Jeffrey W. Pauker	A&B Excess Benefits Plan	—	—	—
Meredith J. Ching	A&B Excess Benefits Plan	37.6	502,380	—
Jerrod M. Schreck	A&B Excess Benefits Plan	—	—	—
Christopher J. Benjamin	A&B Excess Benefits Plan	18.4	1,654,654	—
(1)Years shown as based on all credited service years under the plan through the plan freeze date as of January 1, 2020.
Actuarial assumptions used to determine the present values of the pension benefits include: Discount rate for the non-qualified retirement plan is 5.19% as of December 31, 2023. Age 62 (or current age, if greater) is the assumed retirement age. As a result of plan termination, qualified plan benefits under the A&B Retirement Plan for Salaried

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Employees were paid to participants or transferred to an insurance company in 2022 and no further benefits are due from the plan.
The Excess Benefits Plan benefits are paid as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. The present value (with the exception of Christopher Benjamin’s benefit) was determined based on interest rates (with 39% marginal tax rate adjustment) and mortality used in our financial disclosures, i.e., 3.40% (for the first 5 years), 3.45% (next 15 years) and 3.39% (years in excess of 20) applied on a rolling basis, and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The present value of Christopher Benjamin’s benefit was determined based on the interest rates (2.73% (for the first 5 years), 3.21% (next 15 years), and 3.09% (years in excess of 20)) and the Applicable Mortality Table in effect on his retirement date. The cash balance accounts are projected to the assumed retirement age using 2.15% interest per year (the rate in effect for May 31, 2021 onward) with no future pay credits.
A&B Excess Benefits Plan: The A&B Excess Benefits Plan is discussed in the CD&A section of this Proxy Statement. Under the pension portion of the Excess Benefits Plan associated with a former tax-qualified defined benefit pension plan, benefits under the traditional defined benefit formula are payable after the executive’s separation from service in a lump sum that is actuarially equivalent to single life annuity form of payment, and the cash balance account is paid as a lump sum. Under the profit sharing portion of the Excess Benefits Plan associated with the former tax-qualified defined benefit pension plan, amounts are credited to executives’ accounts based on achievement of goals, to be payable after the executive’s separation from service.
Three NEOs are eligible to participate in the Excess Benefits Plan as shown in the Pension Benefits table. Effective January 1, 2020, the Company froze benefit accruals under the plan and replaced the benefit with a Non-Qualified Defined Contribution Plan as described below.
A&B Non-Qualified Defined Contribution Plan: Under the A&B Non-Qualified Defined Contribution Plan ("NQDC Plan"), eligible participants receive 3% of their annual eligible compensation in excess of the applicable IRS compensation limit, a discretionary gain sharing contribution up to 5% of base salary in excess of the applicable IRS compensation limit based on achievement of goals, and the lesser of 3% of eligible compensation or the applicable IRS deferral limit plan minus the maximum allowable match, including the match on catch-up contributions, under the 401(k) plan.
Account balances under the NQDC Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a selection of funds that are generally the same investment funds available to participants in our 401(k) plan. The amounts credited to participants' deferred accounts and Company excess company contribution accounts are held in a rabbi trust and are at all times 100% vested. During initial enrollment, participants can elect to receive their distribution either in a lump sum or in two to five year annual installments upon termination. The NQDC Plan does not allow for future date elections and does not allow participants to change their initial distribution election.

Non-Qualified Deferred Compensation. The following table contains information concerning non-qualified deferred compensation for the NEOs pursuant to the A&B Non-Qualified Defined Contribution Plan.
2023 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($)(1) (c)	Aggregate Earnings/Loss in Last FY ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)
Lance K. Parker	—	53,903	19,635	—	183,763
Clayton K. Y. Chun	—	21,930	7,159	—	57,543
Jeffrey W. Pauker	—	—	—	—	—
Meredith J. Ching	—	21,063	5,110	—	71,685
Jerrod M. Schreck	—	16,101	2,428	—	34,693
Christopher J. Benjamin	—	70,868	30,139	—	394,300

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

(1)Represents contributions under the Alexander & Baldwin Nonqualified Defined Contribution Plan earned in the last fiscal year and accrued in the aggregate balance at last FYE and also included in the column (i) All Other Compensation in the 2023 Summary Compensation Table and in prior years to the extent of registrant contributions.
(2)Represents interest and gains earned on the prior year’s cash account balance.

Other Potential Post-Employment Payments
Change in Control Agreements: A&B has entered into Change in Control Agreements with each of the NEOs that are intended to encourage their continued employment with A&B by providing them with greater security in the event of termination of their employment following a change in control of A&B and certain terminations prior to a change in control. The Company has adopted a participation policy that extends these agreements to those senior level executives whose employment would be most likely at risk upon a change in control. Each Change in Control Agreement has an initial one-year term and is automatically extended at the end of each term for a successive one-year period, unless terminated by A&B. The Change in Control Agreements provide for certain severance benefits if the executive’s employment is terminated by A&B without “cause” or by the executive for “good reason” within a specified period following (or prior to) a “Change in Control Event” of A&B, in each case as defined in the agreement, as follows: Upon a termination of employment under the above circumstances, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive’s base salary and target bonus, (ii) pro rata payment at target with respect to outstanding contingent awards for uncompleted performance periods, (iii) a lump sum payment of amounts due the executive under deferred compensation plans, and (iv) an amount equal to the positive spread between the exercise price of outstanding options held by the executive and the fair market value of the underlying shares at the time of termination. In addition, A&B will maintain all (or provide similar) life, health and dental insurance benefit plans for the executive’s continued benefit for a period of two years after termination or pay a taxable cash payment equal to the employer cost of providing such benefits. A&B will also reimburse executives for individual outplacement counseling services up to $10,000. These are “double trigger” agreements under which no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occurs.
In the event that any amount payable to the executive is deemed under the Internal Revenue Code to be made in connection with a change in control of the Company, and such payments would result in the excise tax imposed on “excess parachute payments” under the Internal Revenue Code, the Change in Control Agreements provide that the executive’s payments will be reduced to an amount that would not result in the imposition of the excise tax, to the extent that such reduction would result in a greater after-tax benefit to the executive. No tax gross-up payments are provided by the Change in Control Agreements.
Executive Severance Plan: The Company also maintains the Executive Severance Plan (“Severance Plan”) that covers the NEOs. The Severance Plan continues from year to year, subject to a periodic review by the Board of Directors. The Severance Plan provides certain severance benefits if a designated executive is involuntarily terminated without “cause,” as defined in the Severance Plan, or laid off from employment as part of a job elimination/restructuring or reduction in force. Upon such termination of employment and execution of a release agreement acceptable to the Company, the executive will be entitled to receive an amount equal to twelve months’ base salary, payable in equal installments over a period of one year, continued payment by the Company of life and disability insurance premiums and COBRA premiums for continued group health plan coverage for a maximum of twelve months, reimbursement for outplacement counseling services and a prorated share of incentive plan awards at target levels under the PIIP that would have been payable to the executive had he or she remained employed until the end of the applicable performance period.
Voluntary Resignation: If the executive voluntarily resigns from the Company, no amounts are payable under the Severance Plan or the PIIP. The executive may be entitled to receive retirement and retiree health and welfare benefits to the extent those benefits have been earned or vested under the provisions of the plans. The executive may have up to three to six months after termination to exercise vested stock options at the time of termination. In addition, the executive would be entitled to any amounts voluntarily deferred (and the earnings accrued) under the tax-qualified A&B IDC Plan.
Other benefits, as described in the CD&A section of this Proxy Statement, may include accrued, vested benefits under the Qualified Retirement Plan, the Excess Benefits Plan and the Non-Qualified Defined Contribution Plan. See also the Pension Benefits for 2023 table and the 2023 Nonqualified Deferred Compensation Table and accompanying narrative thereunder.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

The following tables show the potential value to each executive under various termination-related scenarios, assuming that the termination of employment or other circumstances resulting in payment occurred on December 31, 2023, other than Mr. Benjamin and Mr. Schreck. Mr. Benjamin retired voluntarily and, pursuant to the terms of his outstanding equity awards (with no enhanced treatment), received the following: prorated 2021 PSUs with a value of $676,737 based on actual performance vested, remaining outstanding PSUs with a value of $1,174.238 will continue to vest based on performance, prorated for the period worked during the performance period, and RSUs with a value of $1,725,692 vested. Mr. Schreck's employment was terminated effective December 31, 2023 under circumstances constituting an involuntary termination without cause for purposes of the Executive Severance Plan. Under the terms of the Executive Severance Plan described above, he received a payment of $186,945, representing a PIIP award at target and became entitled to (i) a cash severance payment equal to $339,900, payable in twelve equal monthly installments; (ii) approximately $32,157 in respect of health and welfare benefits in exchange for his execution of a release acceptable to A&B and (iii) $10,000 in reimbursement for outplacement counseling services. These payments are reflected in the Summary Compensation Table of this Proxy Statement.
Executive Termination Scenarios

Lance K. Parker
Components	Change in Control w/Qualifying Termination	Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death	Disability(2)	Retirement(3)
Cash Severance	$1,959,466	$675,000					---
Retirement Benefits(4)	$24,069	$24,069	$24,069	$24,069	$24,069		Not Yet Eligible
Health & Welfare Benefits	$49,519	$22,984					---
Outplacement Counseling	$10,000	$10,000					---
Long-Term Incentives(5)	$2,210,904				$1,531,230	$1,531,230	$1,531,230
Total	$4,253,958	$732,053	$24,069	$24,069	$1,555,299	$1,531,230	$1,531,230

Clayton K. Y. Chun
Components	Change in Control w/Qualifying Termination	Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death	Disability(2)	Retirement(3)
Cash Severance	$887,649	$400,000
Retirement Benefits(4)							Not Yet Eligible
Health & Welfare Benefits	$50,982	$21,909
Outplacement Counseling	$10,000	$10,000
Long-Term Incentives(5)	$764,870				$537,474	$537,474	$537,474
Total	$1,713,501	$431,909	$—	$—	$537,474	$537,474	$537,474

Jeffrey W. Pauker
Components	Change in Control w/Qualifying Termination	Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death	Disability(2)	Retirement(3)
Cash Severance	$1,365,000	$390,000					---
Retirement Benefits(4)							Not Yet Eligible
Health & Welfare Benefits	$59,069	$27,373					---
Outplacement Counseling	$10,000	$10,000					---
Long-Term Incentives(5)	$657,255				$508,836	$508,836	$508,836
Total	$2,091,324	$427,373	$—	$—	$508,836	$508,836	$508,836

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Meredith J. Ching(6)
Components	Change in Control w/Qualifying Termination	Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death	Disability(2)	Retirement(3)
Cash Severance	$1,062,630	$342,784
Retirement Benefits(4)	$19,232
Health & Welfare Benefits	$31,332	$13,036
Outplacement Counseling	$10,000	$10,000
Long-Term Incentives(5)	$492,447				$348,719	$348,719	$348,719
Total	$1,615,641	$365,820	$—	$—	$348,719	$348,719	$348,719

(1)Assumes execution of an acceptable release agreement as provided by the Severance Plan.
(2)If an NEO is disabled, the executive will continue to accrue credited vesting service as long as he/she is continuously receiving disability benefits under A&B’s sickness benefits plan or long-term disability benefit plan. Should the NEO stop receiving disability benefits, the accrual of credited vesting service will cease. Upon the later of attainment of age 65 or the date at which the executive is no longer eligible for disability benefits, the NEO will be entitled to receive a pension benefit based on years of credited benefit service and compensation prior to becoming disabled. Credited benefit service shall not include any periods of disability after December 31, 2011.
(3)Normal retirement is at age 65. An executive with 5 years of service may retire at age 62 with unreduced traditional defined benefit pension benefits. Employees may elect early retirement after attaining age 55 and completing 5 years of service.
(4)Retirement Benefits figures are incremental to the values shown in the Pension Benefits Table, which uses a different set of assumptions for timing of termination as described in the related narrative.
(5)Includes the gain on accelerated stock options, if any, and the value of accelerated restricted stock and PSUs. The value of stock awards was determined based on the closing price of A&B common stock on December 29, 2023 of $19.02. Pro-rata vesting will apply upon retirement.
(6)Ms. Ching is age 62 or older and is eligible for unreduced retirement benefits per the Company’s retirement plan. Therefore, benefits upon termination are the same as those shown in the pension benefits table (figures shown in the executive termination table are incremental to those in the pension benefits table). The non-qualified Change in Control (“CIC”) benefits are different as they are calculated based on lump sum assumptions as of the assumed CIC date (as of 12/31/2023).
All amounts shown are lump-sum payments, unless otherwise noted. Assumptions used in the tables above are set forth in the Pension Benefits section, with the exception of non-qualified Change in Control benefits, which were calculated based on lump sum assumptions as of 12/31/2023 (2.73% (first 5 years), 3.21% (next 15 years), and 3.09% (years in excess of 20).
The Excess Benefits Plan benefits are paid, upon termination, as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. The lump sum conversion was based on interest rates (with 39% marginal tax rate adjustment) and mortality used in our financial disclosures and included in the Pension Benefits section.
CEO to Median Employee Pay Ratio Information
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In determining the summary compensation table amount of pay for our CEO and the median employee, management employed the same methodology used for NEOs as set forth in the 2023 Summary Compensation Table, except that the Company’s contribution to employee health plans was also included. As illustrated below, using the Total Pay amounts, A&B’s 2023 CEO to median employee pay ratio is 21:1.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

CEO to Median Pay Ratio

	Summary Compensation Table Amount (Annualized Base Salary for the current CEO based on his new role)	+	Company Contribution to Health Plans	=	Total Pay
CEO	$3,393,969		$15,940		$3,409,909
Median Employee	$143,414		$16,240		$159,654
The median employee was identified using the following steps:
1.We selected December 31, 2023, as the determination date and collected pay data for those employees who were employed by the Company on this date. As of December 31, 2023, our employee population consisted of 104 full-time and part-time employees, with all of these individuals located in the United States.
2.To identify the "median employee," we selected a consistently applied compensation measure of base salary plus target bonus plus the grant date fair value of long-term incentives granted, as reflected in our payroll records through December 31, 2023. When determining the "median employee," we used annualized values of base salary for all employees who were employed for a partial year.
3.Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $159,654.
4.With respect to the annual total compensation of our current CEO, Lance Parker, who was the CEO on the determination date, we included his annualized base salary of $675,000 and compensation paid to him as reported in columns (d) through (i) of our 2023 Summary Compensation Table included in this Proxy Statement plus the Company contribution to health plans.
The pay ratio is a reasonable estimate calculated based on rules and guidance provided by the SEC. The SEC rules allow for varying methodologies for companies to identify their median employee; and other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Consequently, the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio as reported here.
Executive Compensation – Pay v. Performance
As described in the CD&A beginning on page 20, our executive compensation programs aim to be competitive with our peers and aligned with our business strategy and corporate objectives. Our compensation philosophy emphasizes a pay for performance culture focused on the long-term interests of our shareholders. We believe that this alignment between executive compensation and shareholder interests will drive corporate performance over time. Additionally, the Company maintains strong governance and pay practices, including meaningful share ownership guidelines for directors and executive officers, clawback policies that apply to short-term cash awards and long-term equity awards, “double trigger” change in control benefits and performance of an annual compensation risk assessment by our Compensation Committee.
For purposes of the following executive compensation disclosures, the individuals listed below are referred to collectively as our "Named Executive Officers" for 2023.

•Lance K. Parker, President and Chief Executive Officer
•Clayton K. Y. Chun, Executive Vice President, Chief Financial Officer and Treasurer
•Jeffrey W. Pauker, Executive Vice President and Chief Investment Officer
•Meredith J. Ching, Executive Vice President, External Affairs
•Jerrod M. Schreck, former Executive Vice President
•Christopher J. Benjamin, former Chief Executive Officer

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Pay Versus Performance

(dollars in thousands, except as indicated)
	Current PEO		Former PEO		Average to Non-PEO Named Executive Officers		Value of Initial Fixed $100 Investment based on:
Year	Summary Comp. Table Total (2)	Comp. Actually Paid (1)	Summary Comp. Table Total (2)	Comp. Actually Paid (1)	Summary Comp. Table Total (2)	Comp. Actually Paid (1)	Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)	Net Income (millions)	CRE Same- Store NOI Growth (4)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	3,338.0	2,944.2	4,845.5	3,003.7	1,377.1	1,227.5	104.80	117.03	33.0	4.3%
2022	N/A	N/A	4,244.9	3,329.4	1,314.9	658.4	98.33	104.46	-49.5	6.0%
2021	N/A	N/A	4,136.6	6,610.6	1,462.3	2,117.7	126.12	119.43	35.8	17.3%
2020	N/A	N/A	3,470.8	2,722.2	1,155.8	971.9	83.62	72.36	5.2	(12.7)%

(1)The following tables set forth the adjustments made to the Summary Compensation Table ("SCT") total compensation during each year represented in the PVP Table to arrive at compensation “actually paid” to our NEOs during each of the years specified in the PVP Table:

(dollars in thousands)
Adjustments to Determining Compensation "Actually Paid" for Current PEO - Lance K. Parker	2023	2022	2021	2020
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	$(3.2)	N/A	N/A	N/A
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(1,684.8)	N/A	N/A	N/A
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	1,503.3	N/A	N/A	N/A
Increase for Fair Value of Awards Granted during year that Vest during year	(291.4)	N/A	N/A	N/A
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	22.3	N/A	N/A	N/A
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	60.0	N/A	N/A	N/A
Total Adjustments	$(393.8)	N/A	N/A	N/A

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

(dollars in thousands)
Adjustments to Determining Compensation "Actually Paid" for Former PEO - Christopher J. Benjamin	2023	2022	2021	2020
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	$(204.1)	$-	$-	$(300.6)
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(1,700.0)	(1,912.9)	(1,834.7)	(1,946.1)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	1,700.0	1,602.4	3,044.6	1,584.9
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(514.0)	(307.2)	466.9	52.9
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	55.4	(369.7)	735.3	(164.6)
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	(1,330.2)	-	-	-
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	151.1	71.9	61.9	24.9
Total Adjustments	$(1,841.8)	$(915.5)	$2,474.0	$(748.6)

(dollars in thousands)
Adjustments to Determining Compensation "Actually Paid" for Non-PEO NEOs	2023	2022	2021	2020
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	$-	$-	$(2.6)	$(63.2)
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(415.8)	(462.7)	(512.6)	(515.1)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	360.8	255.4	850.7	419.5
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(45.0)	(52.8)	129.5	2.7
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	6.8	(53.6)	173.4	(34.0)
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	(73.1)	(358.7)	-	-
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	16.7	15.9	17.0	6.2
Total Adjustments	$(149.6)	$(656.5)	$655.4	$(183.9)

(2)For fiscal years 2020 through 2022, Christopher J. Benjamin is included as the PEO. For fiscal year 2023, Lance K. Parker and Christopher J. Benjamin are included as the Current PEO and Former PEO, respectively. For fiscal years 2020 and 2021, Lance K. Parker, Meredith J. Ching, Brett A. Brown and Nelson N. S. Chun are included as other NEOs. For fiscal year 2022, Clayton K. Y. Chun, Lance K. Parker, Meredith J. Ching, Jerrod M. Schreck and Brett A. Brown are included as other NEOs. For fiscal year 2023, Clayton K. Y. Chun, Jeffrey W. Pauker, Meredith J. Ching and Jerrod M. Schreck are included as other NEOs.
(3)TSR is determined based on an initial fixed investment of $100 on December 31, 2019. The peer group TSR is represented by the FTSE Nareit Equity Shopping Centers index.
(4)CRE Same-Store NOI Growth is a non-GAAP measure defined as Commercial Real Estate contractually-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other expenses (not directly associated with the property); and impairment of

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

commercial real estate assets. Refer to the Use of Non-GAAP Financial Measures section in this Proxy Statement for additional information.
The PVP table shows the relationship between Compensation Actually Paid and our performance as measured by TSR (both on an absolute basis and in relation to the FTSE Nareit Equity Shopping Centers index), Net Income and CRE Same-Store NOI Growth. The following charts describe the link between performance of each of these metrics and compensation actually paid for the years ending in 2020, 2021, 2022 and 2023.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

Most Important Company Performance Measures for Determining NEO Compensation
CRE Same-Store NOI Growth
Core FFO per Diluted Share
Growth Capital
Relative Total Shareholder Return
Net Debt to Consolidated Adjusted EBITDA
Use of Non-GAAP Financial Measures

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. Management believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other income, expenses, gains, or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). Management believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
NOI represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other expenses (not directly associated with the property); and impairment of commercial real estate assets.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

The Company also reports NOI on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development, and properties acquired or sold during either of the comparable reporting periods. The Same-Store pool may also exclude properties under redevelopment. Management judgment is involved in the classification of properties for exclusion from the same-store pool when they are no longer considered stabilized due to redevelopment or other factors. Properties are moved into the Same-Store pool after one full calendar year of stabilized operation.
Management believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).
The Company’s methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.
A reconciliation of Commercial Real Estate operating profit to NOI, Same-Store NOI and Non-Same Store NOI follows:

	Year Ended
(In millions, unaudited)	2023	2022
CRE Operating Profit	$81.2	$81.5
Adjustments:
Plus: Depreciation and amortization	36.5	36.5
Less: Straight-line lease adjustments	(5.1)	(6.3)
Less: Favorable/(unfavorable) lease amortization	(1.1)	(1.1)
Less: Termination income	(0.1)	(0.1)
Plus: Other (income)/expense, net	0.1	0.5
Plus: Impairment losses	4.8	—
Plus: Selling, general, administrative and other expenses	7.0	6.8
NOI	$123.3	$117.8
Less: NOI from acquisitions, dispositions, and other adjustments	(0.9)	(0.4)
Same-Store NOI	$122.4	$117.4
Same-Store NOI Growth	4.3%
Core Funds From Operations (“Core FFO”) represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items noted above (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years).

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

(In millions, except per share amounts, unaudited)	2023
CRE Operating Profit	$81.2
Adjustments:
Depreciation and amortization of commercial real estate properties	36.5
Corporate and other expense	(28.2)
Core business interest expense	(11.6)
Impairment losses - CRE properties	2.2
Impairment losses - abandoned development costs	2.6
(Gain)/loss on interest swaps fair value adjustments	2.7
Distributions to participating securities	(0.1)
Core FFO	$85.3

Weighted average diluted shares outstanding (FFO/Core FFO)	72.8
Core FFO per diluted share	$1.17

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Shareholders are being asked to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs.
A&B’s compensation philosophy is to drive the Company’s performance and further shareholder interests through a compensation program that attracts, motivates and retains outstanding executives, and rewards outstanding performance. The CD&A section of this Proxy Statement discusses our policies and procedures that implement our compensation philosophy. Highlights of our compensation program include the following:
•Executive compensation is closely aligned with performance. In 2023, 77 and 76 percent of the former and current CEOs' target total direct compensation was variable and performance-based, and 62 percent of the other NEOs’ target total direct compensation was variable and performance-based. The ratio of variable compensation is consistent with market practices.
•The Company remains committed to responsible pay practices and has adopted policies that are representative of best practices, including an SEC- and NYSE-compliant clawback policy that applies to all senior management and a policy prohibiting hedging and other speculative transactions involving Company stock. The Compensation Committee is focused on continuous improvement in executive compensation practices and policies to ensure alignment between pay and performance, as well as implementation of best practices. This includes, but is not limited to, such practices as adopting a 50th percentile target compensation philosophy, using multiple performance metrics and multi-year equity vesting, only "double trigger" vesting on equity grants in the event of a change in control, reasonable change-in-control agreements, protocols for an annual pay risk assessment, meaningful stock ownership guidelines, and no guaranteed bonuses, change-in-control gross-ups or stock option repricing. In 2023, the average total direct compensation for NEOs was at approximately the 50th percentile of market.
•The executive compensation program generally reflected above-target performance by the Company in 2023. PIIP and AIP awards ranged between 86% and 153%.
•The actual performance level attained for the 2021 PSU grants covering the performance period of 2021—2023 was at approximately the 47th percentile on a blended basis relative to the FTSE Nareit All-Equity REITs Index and the Selected Peer Group indices, which resulted in an earnout of 88% of the performance shares awarded with a three-year performance horizon.
The following resolution is being submitted for a shareholder advisory vote at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosure.”
Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider them in future determinations concerning our executive compensation program.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

The Board of Directors recommends that shareholders vote FOR the approval of the resolution relating to executive compensation.
AUDIT COMMITTEE REPORT
The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of A&B, including the review and approval of all related person transactions required to be disclosed in this Proxy Statement. Among other things, the Audit Committee reviews and discusses with management and Deloitte & Touche LLP, A&B’s independent registered public accounting firm, the results of the year-end audit of A&B, including the auditors’ report and audited financial statements. In this context, the Audit Committee has reviewed and discussed A&B’s audited financial statements with management, has discussed with Deloitte & Touche LLP the matters required to be discussed by applicable Public Company Accounting Oversight Board and SEC rules and, with and without management present, has discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements.
The Audit Committee has received the written communication regarding independence from Deloitte & Touche LLP required under the rules of the Public Company Accounting Oversight Board and the SEC, and has discussed with Deloitte & Touche LLP its independence from A&B. The Audit Committee has determined that the provision of non-audit services rendered by Deloitte & Touche LLP to A&B is compatible with maintaining the independence of Deloitte & Touche LLP from A&B in the conduct of its auditing function.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that A&B’s audited consolidated financial statements be included in A&B’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The Audit Committee also has appointed, subject to shareholder ratification, Deloitte & Touche LLP as A&B’s independent registered public accounting firm for 2024.
The foregoing report is submitted by Mr. Pasquale (Chairman), Ms. Laing, Mr. Leong and Mr. Yeaman.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also conducts an annual evaluation of the independent registered public accounting firm. After evaluating, among other things, qualifications, performance and independence of Deloitte & Touche LLP, the Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm of A&B for the ensuing year, and recommends that shareholders vote in favor of ratifying such appointment. Although ratification of this appointment is not required by law, the Board believes that it is desirable as a matter of corporate governance. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our shareholders. If shareholders do not ratify the appointment of Deloitte & Touche LLP, it will be considered as a recommendation to the Board and the Audit Committee to consider the retention of a different firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
In compliance with the Sarbanes-Oxley Act of 2002 and applicable SEC rules, the Audit Committee has adopted policies and procedures for Audit Committee approval of audit and non-audit services. Under such policies and procedures, the Audit Committee pre-approves or has delegated to the Chairman of the Audit Committee authority to pre-approve all audit and non-prohibited, non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor’s independence. Any additional proposed services or costs exceeding pre-approved cost levels require additional pre-approval as described above. The Audit Committee may delegate pre-approval authority to one or more of its members for services not to exceed a specific dollar amount per engagement. Requests for pre-approval include a description of the services to be performed, the fees to be charged and the expected dates that the services will be performed. All services provided by Deloitte & Touche LLP during 2023 were pre-approved in accordance with these policies.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

For the years ended December 31, 2023 and 2022, professional services were performed by Deloitte & Touche LLP (including affiliates) for A&B as follows:
Audit Fees. The aggregate fees billed for the audit of the Company’s annual consolidated financial statements, including Sarbanes-Oxley Section 404 attestation-related work, for the fiscal years ended December 31, 2023 and 2022, the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and consents for SEC registration statements were approximately $1,777,500 and $1,906,000, respectively.
Audit-Related Fees. The aggregate fees billed for Audit-Related services for the fiscal years ended December 31, 2023 and 2022 were approximately $60,000 and $56,000, respectively.
Tax Fees. The aggregate fees billed for professional tax services for fiscal years ended December 31, 2023 and 2022 were approximately $0.
All Other Fees. The aggregate fees billed for other services for fiscal years ended December 31, 2023 and 2022 were approximately $0.
SHAREHOLDERS WITH THE SAME ADDRESS
Individual shareholders sharing an address with one or more other shareholders may elect to “household” the mailing of the Notice of Internet Availability of Proxy Materials or our annual report and proxy statement. This means that only one Notice of Internet Availability of Proxy Materials or our annual report and proxy statement will be sent to that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. We will promptly send a separate Notice of Internet Availability of Proxy Materials or our annual report and proxy statement to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate Notices of Internet Availability of Proxy Materials or our annual reports and proxy statements in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address.
Requests related to householding should be mailed to Alexander & Baldwin, Inc., P.O. Box 3440, Honolulu, HI 96801-3440, Attn: Alyson J. Nakamura, Corporate Secretary, or by calling (808) 525-8450. If you are a shareholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

OTHER BUSINESS
The Board of Directors of A&B knows of no other business to be presented for shareholder action at the Annual Meeting. However, should matters other than those included in this Proxy Statement properly come before the Annual Meeting, the proxy holders named in the accompanying proxy will use their best judgment in voting upon them.
SHAREHOLDER PROPOSALS FOR 2025
Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2025 Annual Meeting of A&B must be received at the headquarters of A&B on or before November 12, 2024 in order to be considered for inclusion in the year 2025 Proxy Statement and proxy.
In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the headquarters of A&B not later than December 24, 2024. A&B’s Bylaws require that shareholder proposals made outside of Rule 14a-8 or a notice of nomination of candidates for election as a director must be submitted to our Corporate Secretary at 822 Bishop Street, Honolulu, HI 96822, in accordance with the requirements of the Bylaws, not later than December 24, 2024 and not earlier than November 24, 2024.
The Company’s Bylaws provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless the Corporate Secretary has received, not less than 120 days nor more than 150 days before the anniversary date of the prior annual meeting, a written shareholder’s notice in proper form that the person’s name be placed in nomination. If the annual meeting is not called for a date which is within 25 days of the anniversary date of the prior annual meeting, a shareholder’s notice must be given not

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

later than 10 days after the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a shareholder’s notice must include information about each nominee and the shareholder making the nomination. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
In addition to satisfying the foregoing requirements under our Bylaws relating to nominations of director candidates, including the deadline for written notice, to comply with the SEC's “universal proxy rules,” stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting in compliance with Rule 14a-19 promulgated under the Exchange Act must provide written notice containing the information required by Rule 14a-19(b) to our Corporate Secretary at 822 Bishop Street, Honolulu, HI 96822 no later than February 22, 2025.
By Order of the Board of Directors
ALYSON J. NAKAMURA
Vice President and Corporate Secretary

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

ALEXANDER & BALDWIN

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/ALEX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 AND 3.

1. Election of Directors:

	For	Against	Abstain
01 - Shelee M. T. Kimura	☐	☐	☐
02 - Diana M. Laing	☐	☐	☐
03 - John T. Leong	☐	☐	☐
04 - Thomas A. Lewis, Jr.	☐	☐	☐
05 - Lance K. Parker	☐	☐	☐
06 - Douglas M. Pasquale	☐	☐	☐
07 - Eric K. Yeaman	☐	☐	☐

	For	Against	Abstain
2. Approve the advisory resolution relating to executive compensation	☐	☐	☐
3. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the corporation	☐	☐	☐

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 P C F

03XF3A

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT

2024 ANNUAL MEETING OF ALEXANDER & BALDWIN, INC.

The 2024 Annual Meeting of Shareholders of Alexander & Baldwin, Inc. will be held on Tuesday, April 23, 2024 at 8:00 A.M. HST, virtually via the Internet at www.meetnow.global/MGMGUUN.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ALEXANDER & BALDWIN, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 23, 2024
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lance K. Parker, Douglas M. Pasquale and Eric K. Yeaman, and each of them, proxies with full power of substitution, to vote the shares of stock of Alexander & Baldwin, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 23, 2024, and at any adjournments or postponements thereof, on the matters set forth in the Notice of Meeting and Proxy Statement, as stated on the reverse side.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued and to be marked, dated and signed, on other side)

C Non-Voting Items

Change of Address — Please print new address below.

ALEXANDER & BALDWIN, INC. ▪ 2024 PROXY STATEMENT